UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                               Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

 BUSINESS FIRST BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

TO THE SHAREHOLDERS OF BUSINESS FIRST BANCSHARES, INC.:

The 2022 Annual Meeting of Business First Bancshares, Inc. (the “Company”) will be held:

Date: Thursday, June 23, 2022

Time: 8:00 A.M. Central Time

Place: 500 Laurel Street, Suite 101, Baton Rouge, Louisiana and Via Live Webcast

Record Date: April 28, 2022

The annual meeting is being held for the following purposes:

1.

Election to our board of directors of the 17 nominees named in our proxy statement to serve as Directors until the next annual meeting of shareholders or in each case until their successors are duly elected and qualified;

2.	Advisory vote on executive compensation.
3.	Approval of a proposal to amend the 2017 Equity Incentive Plan; and
4.	Ratification of the appointment of Dixon Hughes Goodman LLP the Company’s independent registered public accounting firm for the year 2022.

Shareholders will also transact any other business that properly comes before the meeting. The Board set April 28, 2022, as the Record Date for the annual meeting. Accordingly, only shareholders of record at such date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

Attending the Meeting: The Company plans to hold this meeting in person with a virtual attendance option. We reserve the right to adjourn or postpone the meeting or change the means of convening the meeting; if we elect to do so, details on how to participate will be made available at www.b1bank.com under the “Shareholder Information” tab. If you owned shares of our common stock as of the Record Date you are entitled to attend, vote, and ask questions at this year’s annual meeting by attending in person or by logging in using the control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but they will not be permitted to vote or submit questions. It is recommended that virtual attendees log into the meeting with sufficient time before the meeting begins to address any technical issues.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the internet. On or about the date of this Notice of Annual Meeting of Shareholders, we began mailing a notice of internet availability of proxy materials (the “notice of internet availability”) to shareholders of record at the record date. The notice of internet availability contains an internet address and a control number unique to each shareholder. Please use that internet address and control number to access the proxy statement (which describes in detail each of the matters to be considered at the annual meeting), our 2021 Annual Report on Form 10-K and the form of proxy over the internet, as well as instructions on how to request a paper copy of the proxy materials.

Your vote is important! Whether or not you plan to attend the annual meeting, we urge you to access the website and vote electronically, either online or by telephone. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. Voting electronically will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the meeting in the manner described in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Saundra Strong

Corporate Secretary

April 28, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2022.

This proxy statement, along with our 2021 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2021, and any amendments thereto, are available free of charge on our website, www.b1bank.com, under “Shareholder Info.”

BUSINESS FIRST BANCSHARES, INC.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

to be held Thursday, June 23, 2022

The date of this proxy statement is April 28, 2022

In this proxy statement, when we refer to “Business First,” “the Company,” “our Company,” “we,” “our” and “us,” we are referring to Business First Bancshares, Inc. When we refer to “the Bank,” we are referring to b1BANK, formerly known as Business First Bank.

This proxy statement contains information about the 2022 annual meeting of the shareholders of Business First Bancshares, Inc. The meeting is scheduled to be held on Thursday, June 23, 2022, beginning at 8:00 a.m. local time. After careful consideration, we decided to hold an in-person meeting with a virtual option. Holding an in-person meeting will allow those who feel comfortable traveling and participating the ability to attend the meeting on-site and the virtual option will support shareholders who cannot attend the meeting in-person. We respect and understand those decisions are personal and need to be made in the best interests of the individual and their families. In-person or virtually, we hope that you will attend the meeting.

If you choose to attend virtually, you will be able to vote your shares electronically, and submit your questions prior to and during the meeting by visiting: meetnow.global/MFA9M9P, at 8:00 a.m. Central Time. To participate in the annual meeting at meetnow.global/MFA9M9P, you must enter the control number found on the notice of internet availability you previously received. Questions or statements that we receive from shareholders which are relevant to the business to be conducted at the annual meeting will be read aloud on the webcast and, if appropriate, answered during the meeting. You also will be able to vote your shares electronically and telephonically during the live webcast of the meeting. We are providing these proxy materials to you in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of shareholders and for any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 23, 2022.

PURSUANT TO RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), THE COMPANY IS PROVIDING ACCESS TO ITS PROXY MATERIALS BY SENDING YOU A NOTICE OF INTERNET AVAILABILITY, WHICH CONTAINS INSTRUCTIONS ON HOW TO ACCESS THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, THIS PROXY STATEMENT, THE FORM OF PROXY AND 2021 ANNUAL REPORT, OVER THE INTERNET.

THIS PROXY STATEMENT, THE FORM OF PROXY AND 2021 ANNUAL REPORT ARE FIRST BEING MADE AVAILABLE TO SHAREHOLDERS ON OR ABOUT MAY 11, 2022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q:	When and where will the meeting be held?

A:

The meeting is scheduled to take place at 8:00 a.m., Central Time, on Thursday, June 23, 2022. The Company plans to hold this meeting in person at 500 Laurel Street, Suite 101, Baton Rouge, Louisiana as well as with a virtual attendance option. We reserve the right to adjourn or postpone the meeting or change the means of convening the meeting; if we elect to do so, details on how to participate will be made available at www.b1bank.com under the “Shareholder Information” tab. If you choose to attend virtually, you will be able to submit your questions and comments during the meeting and vote your shares at the meeting by visiting meetnow.global/MFA9M9P.

Q:	What is the purpose of the meeting?

A:	This is the 2022 annual meeting of shareholders of the Company. At the meeting, shareholders will act upon the matters outlined in the notice attached to this proxy statement, including the following:

1.	To elect 17 directors to serve on the board of directors of the Company until the Company’s 2023 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs (the “Say-on-Pay Proposal”);

3.	To approve the 2022 Amendment to the 2017 Equity Incentive Plan attached to the accompanying proxy statement as Appendix A; and

4.	To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

Q:	Who are the nominees for director?

A:	The following individuals, who all currently serve as directors of the Company, have been nominated for reelection:

Drew C. Brees	Robert S. Greer, Jr.	David A. Montgomery, Jr.
James J. Buquet, III	J. Vernon Johnson	Arthur J. Price
Carol M. Calkins	Rolfe H. McCollister, Jr.	Kenneth Wm. Smith
Ricky D. Day	Andrew D. McLindon	Keith A. Tillage
John P. Ducrest	David R. Melville, III	Steven G. White
Mark P. Folse	Patrick E. Mockler

The board of directors recommends that you vote FOR the election of each of the director nominees listed above to the board of directors.

Q:	Who is soliciting my vote?

A:	Our board of directors is soliciting your vote for the 2022 annual meeting.

Q:	What is a proxy?

A:

A proxy is a legal designation of another person, the proxy, to vote on your behalf. By completing the form proxy on the internet using the instructions in the notice of internet availability, or registering your proxy vote by telephone, you are giving the named proxies, who were appointed by our board, the authority to vote your shares in the manner that you indicate on your proxy or by phone.

Q:	What is a proxy statement?

A:

A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to complete a proxy to vote your stock at a meeting of the Company’s shareholders.

Q:	Who is entitled to vote at the annual meeting?

A:

You are entitled to receive notice of and to vote at the 2022 annual meeting if you owned shares of our common stock at the close of business on April 28, 2022, which is the date that our board of directors has fixed as the record date for the meeting. The record date is established by our board as required by Louisiana law. On the record date, 22,564,607 shares of our common stock were outstanding.

Q:	What is a Notice of Internet Availability?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2021 Annual Report, by providing access to such documents over the internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A notice of internet availability that provides instructions for accessing our proxy materials over the internet was mailed directly to registered shareholders. The notice of internet availability also provides instructions regarding how registered shareholders may vote their common shares over the internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the notice of internet availability for requesting such materials.

The notice of internet availability only identifies the items to be voted on at the annual meeting. You cannot vote by marking the notice of internet availability and returning it. The notice of internet availability provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials will be forwarded to each beneficial shareholder by the brokerage firm, bank or other holder of record that is considered the registered owner with respect to the common shares of the beneficial shareholder. Such brokerage firm, bank or other holder of record will also provide each beneficial owner of our common shares with instructions on how the beneficial shareholder may request a paper or e-mail copy of our proxy materials.

Q.	What are the voting rights of the shareholders?

A:

Each holder of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. Our articles of incorporation prohibit cumulative voting.

The holders of at least a majority of the outstanding shares of common stock must be represented at the annual meeting, by virtual attendance or by proxy, in order to constitute a quorum for the transaction of business. At any annual meeting, whether or not a quorum is present, the chairman of the annual meeting or the holders of a majority of the issued and outstanding common stock, present by virtual attendance or represented by proxy and entitled to vote at the annual meeting, may adjourn the annual meeting from time to time without notice or other announcement.

Q:	What is the difference between a shareholder of record and a “street name” holder?

A:

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the shareholder of record with respect to those shares. The notice of internet availability has been sent directly to you by Computershare Trust Company, N.A. at our request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the shareholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The notice of internet availability, proxy statement and related information have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee provided to you.

Q.	What is a broker non-vote?

A.

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm (Proposal Four). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our board (Proposal One), the Say-on-Pay Proposal (Proposal Two) or the Incentive Plan Amendment Proposal (Proposal Three).

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one notice of internet availability. For example, if you hold some shares in your name and other shares through a trust, you will receive a notice of internet availability for each form of ownership. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a notice of internet availability for shares held in your name and voting instructions from your broker for shares held in “street name.” Please follow the instructions in any notice of internet availability or instructions you receive from a broker to ensure that all your shares are voted.

Q:	What do I need to do now?

A:	The process for voting your shares depends on how your shares are held as described above.

Record Holders. If you are a record holder on the record date for the annual meeting, you may vote in-person or submit voting instructions via the internet, by telephone by calling (800) 652-VOTE (8683) or on a paper proxy card (if you requested a paper copy of our proxy materials). Electronic voting (internet and telephone) ends at midnight, Central Time, on Thursday, June 23, 2022. If you requested a paper copy of our proxy materials and wish to submit a paper proxy card, your proxy card must be received no later than 5:00 p.m., Central Time, on June 17, 2022.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting, in-person or virtually, and vote your shares during the live webcast.

“Street Name” Holders. If you hold your shares in “street name,” your bank, broker or other nominee should provide you with voting instructions. You should follow these instructions to direct your nominee how to vote your shares. If you complete the voting instruction except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Proposal Four—the ratification of the appointment of Dixon Hughes Goodman LLP.

Alternatively, if you hold your shares in “street name” and you want to participate in or vote your shares at the annual meeting, you must register in advance. To register in advance for the annual meeting, you must obtain a copy of your legal proxy from your nominee directly and provide a copy of your legal proxy to Computershare Trust Company, N.A. You may forward the email containing your legal proxy or email a PDF or other image of your legal proxy, to legalproxy@computershare.com. Your legal proxy must be received by Computershare Trust Company, N.A. no later than 5:00 p.m., Central Time, on June 17, 2022. You should contact your nominee directly in order to obtain the legal proxy issued to you by your nominee holder. Your legal proxy must reflect the number of shares held, along with your name and email address. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. After you send your legal proxy to Computershare Trust Company, N.A., you will receive a control number that you will need to access the annual meeting. If you fail to provide your legal proxy prior to the annual meeting, you will not be able to participate in or vote your shares at the annual meeting.

Q:	How does the board of directors recommend that I vote my shares?

A:	The board of directors recommends a vote:

•	FOR the election of each of the 17 director nominees,

•	FOR the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs,

•	FOR the proposal to amend our 2017 Equity Incentive Plan, and

•	FOR the proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ended December 31, 2022.

Q:	How will my shares be voted if I submit a blank proxy that does not specify how my shares will be voted?

A:

If you are a record holder who submits a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

•	FOR the election of each of the 17 director nominees,

•	FOR the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs,

•	FOR the proposal to amend our 2017 Equity Incentive Plan, and

•	FOR the proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ended December 31, 2022.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of Dixon Hughes Goodman LLP (Proposal 4).

Q:	What are my choices when voting?

A:	Election of Directors (Proposal One). You may vote FOR or AGAINST, or you may ABSTAIN from voting, with respect to each director nominee.

Say-on-Pay Proposal (Proposal Two). You may vote FOR or AGAINST, or you may ABSTAIN from voting on the proposal.

Proposal to Amend 2017 Equity Incentive Plan (Proposal Three). You may vote FOR or AGAINST, or you may ABSTAIN from voting on the proposal.

Ratification of Dixon Hughes Goodman LLP (Proposal Four). You may vote FOR or AGAINST the proposal, or you may ABSTAIN from voting on the proposal.

Q:	Can I attend the meeting?

A:

Yes. All shareholders are invited to attend the annual meeting either in person or by joining our live webcast. Shareholders of record on the record date for the annual meeting can vote in-person or electronically during the annual meeting. If your shares of common stock are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” during the annual meeting, you must register in advance of the annual meeting. See the response to the question “What do I need to do now?—“Street Name” Holders” above.

Q:	Will I be able to attend the annual meeting physically in person?

A:	Yes. We have elected to offer both an in-person and a virtual meeting format via a live webcast in which all shareholders as of the record date for the meeting can attend and participate.

Q.	May I change my vote after I have submitted my proxy?

A:	Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record, he or she may change his or her vote by:

•

delivering to us prior to the annual meeting a written notice of revocation addressed to: Business First Bancshares, Inc., Attn: Corporate Secretary, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801;

•

accessing the website specified on the notice of internet availability in the same manner you would to submit your proxy electronically or by calling (800) 652-VOTE (8683), in each case by following the instructions indicated on the notice of internet availability; or

•

attending the annual meeting, virtually or in-person, and voting during the live webcast of the annual meeting, and any earlier proxy will be revoked. However, simply attending the live webcast of the annual meeting without voting will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Q:	What vote is required to approve each item?

A:

Election of Directors (Proposal One). Because this is an uncontested election, meaning the number of nominees is equal to the number of directors to be elected, each nominee will be elected to the board of directors if the nominee receives a majority of the votes cast, which means that the 17 director nominees must each receive more votes “for” than “against” to be elected. If any of the nominees fail to obtain a majority of the votes cast, such director will continue to serve until the board of directors acts to either fill the director’s position until a replacement can be elected or to reduce the size of the board, which shall occur no more than 90 days after the annual meeting.

Say-on-Pay Proposal (Proposal Two). The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Proposal to Amend 2017 Equity Incentive Plan (Proposal Three). The proposal to amend our 2017 Equity Incentive Plan will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Ratification of Dixon Hughes Goodman LLP (Proposal Four). The proposal to ratify Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ended December 31, 2022 will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Q:	How are broker non-votes and abstentions treated?

A:

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the annual meeting is the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm (Proposal Four). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the annual meeting. Any abstentions will not have the effect of a vote against the proposals to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm, the Say-on-Pay Proposal, and the Incentive Plan Amendment Proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Q:	Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?

A:	No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.

Q:	What are the solicitation expenses and who pays the cost of this proxy solicitation?

A:

Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below. The Company will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.

Q:	Are there any other matters to be acted upon at the annual meeting?

A:

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the annual meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Q:	Where can I find the voting results of the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspector of election after the vote at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the Securities and Exchange Commission within four business days following the annual meeting.

Q:	Who can help answer my questions?

A:

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the accompanying 2021 Annual Report. If you have additional questions about the proxy statement or the annual meeting, you should contact Saundra Strong, Corporate Secretary for Business First, by telephone at (225) 255-4465 or at the following address: Business First Bancshares, Inc., 500 Laurel St., Suite 101, Baton Rouge, Louisiana 70801, Attn: Corporate Secretary.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our articles of incorporation and bylaws provide that the number of directors of the Company shall be as determined from time to time by the board of directors. Each director shall hold office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Our board currently consists of 17 members.

The Corporate Governance/Nominating Committee has recommended to the board of directors, and the board of directors has approved the nomination of, each of the current 17 directors of the Company for reelection to the board, to serve as directors until our 2023 annual meeting of shareholders. The names, positions with Business First, and principal occupations of the director nominees are listed on the following page.

Name	Title/Position with Business First	Principal Occupation
Drew C. Brees	Director	President, Brees Company, Inc.
James J. Buquet, III	Director	President & CEO, Buquet Distributing Company
Carol M. Calkins	Director	Retired
Ricky D. Day	Director	Manager, W D Chips, LLC
John P. Ducrest	Director	Retired
Mark P. Folse(1)	Director	Executive Vice President & Chief Risk Officer, b1BANK
Robert S. Greer, Jr.	Chairman	Chairman of the Board, Business First and b1BANK
J. Vernon Johnson	Director	Retired
Rolfe H. McCollister, Jr	Director	Founder & Chairman Emeritus of Louisiana Business, Inc.
Andrew D. McLindon	Director	President, Mainspring Companies, LLC
David R. Melville, III	Director, President & CEO	President & CEO, b1BANK
Patrick E. Mockler	Director	President, Southern Eagle Sales and Service, LLC
David A. Montgomery, Jr.	Director	Partner, Montgomery Agency, Inc.
Arthur J. Price	Director	President/CFO, Badger Oil
Kenneth Wm. Smith	Director	CEO and Owner, T. Baker Smith, LLC
Keith A. Tillage	Director	CEO, Tillage Construction, LLC
Steven G. White	Director	CAO, The Carpenter Health Network

(1)	Mr. Folse has advised the Company that he intends to retire from the Bank effective April 30, 2022; Mr. Folse will remain a director following his retirement from the Bank.

Each of the nominees was approved by our board of directors upon the recommendation of the Corporate Governance/Nominating Committee. In addition, each of the nominees has previously served as a director of the Company and has agreed to serve as a director, if elected, for an additional term. If any of the nominees should become unable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named on the form of proxy as proxies may vote for the substitute nominee or nominees recommended by our board of directors. We have no reason to believe that any of the 17 nominees for election named above will be unable to serve.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the 17 director nominees listed above. Although each nominee has consented to being named in this proxy statement and to serve if elected, if any nominee should prior to the annual meeting decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other person as may be designated by the present board of directors.

Pursuant to the Company’s articles of incorporation, directors are elected by a majority of the votes cast in the election of directors, meaning that each candidate must receive more votes “for” than votes “against.” However, if there are more nominees for director than there are available directorships, then the directors are elected by plurality, meaning those nominees receiving the most votes “for” will be elected director.

If a director does not receive a majority of the votes cast for his or her election, our Corporate Governance Guidelines require that the director promptly tender his or her resignation to the board of directors. The Corporate Governance/Nominating Committee will consider whether or not to accept such resignation and provide its recommendation to the full board no later than 60 days after the relevant shareholder meeting based on the factors set forth in our Corporate Governance Guidelines, and the full board of directors will make a final determination, considering such recommendation, of whether to accept or reject the tendered resignation no later than 90 days after the relevant shareholder meeting. The Company will disclose the board’s decision, including a full explanation of the process by which the decision was reached, in public filing with the SEC. If the resignation is accepted by the board, the Corporate Governance/Nominating Committee will recommend to the board of directors whether to reduce the number of directors or to fill the vacant directorship.

Your board of directors unanimously recommends a vote “FOR” the persons nominated by the board to serve as directors until the 2023 annual meeting of shareholders. If you submit a completed proxy, the persons named in the enclosed proxy will vote to elect the nominees as directors, unless you withhold authority to vote for the election of the nominees as directors by marking the proxy to that effect.

Information Regarding Director Nominees

A brief description of the background of each of the nominees for director is set forth below. No nominee has a family relationship with any other executive officer or director.

Drew C. Brees (43). Drew Brees serves as a director for Business First and b1BANK. Mr. Brees is currently a studio analyst for NBC Football Night in America and Game analyst for Notre Dame football coverage. Prior to that, Mr. Brees played in the National Football League for 20 seasons, where he was recognized as the 2006 Walter Peyton Man of the Year, won Super Bowl XLIV and was its MVP, and was elected to 13 Pro Bowls.  Mr. Brees, along with his wife Brittany, is a founder of the Brees Dream Foundation, which focuses on improving the quality of life for cancer patients and providing care, education, and opportunities for children and families in need. Mr. Brees has participated in five USO trips visiting Kuwait, Iraq, Afghanistan, Germany, Turkey, Djibouti, Dubai, Okinawa and Guantanamo Bay. Mr. Brees’ business experience includes, but is not limited to, being co-owner and partner of Walk-On’s Sports Bistreaux and a franchise owner of several Jimmy John’s restaurants. Mr. Brees attended Purdue University where he earned a bachelor’s degree in Industrial Management. While at Purdue, Mr. Brees lettered in football from 1997-2000 and led the Boilermakers to a Big Ten Championship and Rose Bowl appearance during the 2000 season.

James J. Buquet, III (55). JJ Buquet serves as a director for Business First and b1BANK. Mr. Buquet is President of Buquet Distributing Company and has served as its President since 1995. Mr. Buquet holds a bachelor’s degree in general business from Washington & Lee University and Master of Business Administration from Tulane University. He has since served as Chairman of Louisiana Beer Industry League and as a board member of the National Beer Wholesalers Association. In the early 1990s, Mr. Buquet’s family established the James J Buquet, Jr. Family Foundation and were founding members of Coastal Commerce Bancshares, Inc., and its banking subsidiary Coastal Commerce Bank, where Mr. Buquet served as Chairman prior to its merger with Louisiana Community Bancorp.  Mr. Buquet served as Vice Chair and Audit Chair of Louisiana Community Bancorp, which was renamed Pedestal Bancshares, Inc. in 2018 and merged with Business First in May 2020.  He has also served on the boards of a number civic and charitable entities including Chairman of the Houma-Terrebonne Chamber of Commerce, Chairman of the South Louisiana Economic Council, Founder and Chairman of the Bayou Community Foundation, and board member of the Greater New Orleans Foundation. He currently serves as Vice Chair of the Catholic Foundation for South Louisiana, board member of the South Central Industrial Association, the Public Affairs Research Council, the Council For A Better Louisiana, the Max Charter School, and as Audit & Finance Chair for BevCap Captive Insurance Group.

Carol M. Calkins, (73). Carol Calkins serves as a director for Business First and b1BANK. Ms. Calkins is a retired PricewaterhouseCoopers LLP (PwC) partner. She is a Certified Public Accountant (TX) and joins the board with over 30 years of tax, finance, audit, and environmental, social and governance criteria (ESG) experience. During her 22-year tenure at PwC, she held multiple national and regional roles including National Partner in Charge of PwC’s Sales & Use Tax Group, Central Region SALT Managing Partner, SALT Practice Partner for Technology & Section 302/404, Risk and Quality Assurance Partner based in NY for the National PwC Tax Practice and PwC’s National Co-Chair for Diversity and WorkLife Quality. Ms. Calkins has served as lecturer, lobbyist, and author on state and local tax issues. She is the former Chair of the State Taxation Committee for the American Institute of Certified Public Accountants and the Texas Society of CPAs. Ms. Calkins is a graduate of Louisiana State University with a degree in accounting. Prior to PwC, she was with Sun Oil Company of Delaware and the Louisiana Department of Revenue. Her civic and philanthropic involvement has included the board of directors of the Texas Ballet, TACA-The Arts Community Alliance, The Dallas Theater Center and she served as a former Gun Barrel City Council member. Currently, she serves on the National Board of the LSU Foundation. She is the North Texas Leader for the Fierce for the Future campaign for the LSU’s E J Ourso College of Business (COB), is a Past President of the COB Dean’s Advisory Council (DAC) and currently serves as a member of the DAC Executive Committee. Ms. Calkins also serves as a member of PwC’s Retired Partner Council. She is an inductee of New York City YWCA Top 100 Women in Business and LSU’s E J Ourso College of Business Hall of Distinction. Carol’s deep background in tax and finance and demonstrated passion for people, and her extensive connections in and commitment to both the Louisiana and Texas make her a strong fit for our board.

Ricky D. Day (56). Ricky Day serves as a director for Business First and b1BANK. Mr. Day is Owner and President of Ricky Day Trucking which includes a fleet of 50 units operating in Louisiana and Texas. He also owns DeRidder Truck Parts and is co-owner of Southland Group which owns multiple companies operating in the timber industry. Mr. Day has extensive director experience, previously serving as director of Pedestal Bank and City Savings Bank.

John P. Ducrest (61). John Ducrest serves as a director for Business First and b1BANK. Mr. Ducrest is the former Commissioner of the Office of Financial Institutions (OFI) for the State of Louisiana. He retired from this position in December of 2020 after more than 16 years as commissioner and 35 years with OFI. Mr. Ducrest is a Certified Public Accountant-retired, Certified Fraud Examiner-retired, and Certified Examination Manager-retired. He is a graduate of the University of Southwestern Louisiana (now University of Louisiana at Lafayette) with a degree in Business Administration and the Graduate School of Banking at Louisiana State University. On the national level, Mr. Ducrest served as the Chairman of the Conference of State Bank Supervisors, being only the second Louisiana Commissioner to serve in this role. He was also a principal of the Financial Stability Oversight Council (FSOC) which was created by the Dodd-Frank Act and is chaired by the Secretary of the Treasury. FSOC is comprised of the heads of all federal financial regulators and a state bank, insurance, and securities commissioner. The Council seeks to address systemic risk to the financial system of the United States. Additionally, Mr. Ducrest served as a principal of the Federal Financial Institutions Examinations Council (FFIEC) which prescribes uniform principles, standards, and report forms for the federal examination of financial institutions by the FRB, the FDIC, the NCUA, the OCC, and the CFPB, and to make recommendations to promote uniformity in the supervision of financial institutions. Mr. Ducrest currently serves on the Board of Trustees for the 200-year-old Schools of the Sacred Heart, Grand Coteau, Louisiana.

Mark P. Folse (56). Mark Folse currently serves as Executive Vice President and Chief Risk Officer of b1BANK and as a director of both Business First and b1BANK, although he has advised the Bank that he will retire from the Bank effective April 30, 2022. He previously served as a founding organizer, President and Chief Executive Officer of Pedestal Bancshares, Inc., and its subsidiary Pedestal Bank, which merged with Business First in 2020. Prior to that, Mr. Folse served as General Counsel to the Louisiana Bankers Association. He holds a bachelor’s degree in finance, a Juris Doctor from the Louisiana State University Law Center and is a graduate of the Graduate School of Banking at Colorado. He has served the industry as a board member of the Louisiana Bankers Association, the American Bankers Association Community Bankers Council, and the Conference of State Bank Supervisors Bankers Advisory Board. He currently serves as a board member of First National Bankers Bank. Community service has included board membership of the Houma-Terrebonne Chamber of Commerce, the Terrebonne Economic Development Authority, the South Louisiana Economic Council, the United Way for South Louisiana, and the Chabert Medical Center Foundation.

Robert S. Greer, Jr. (74). Bob Greer serves as Chairman of the board of Business First and b1BANK. Mr. Greer previously served as President of multiple insurance companies during his career. He retired in 2013 from his position as President and Chief Executive Officer of LEMIC Insurance Company, a workers’ compensation insurer in Baton Rouge, Louisiana. Prior to his retirement, Mr. Greer served as the President and Chief Executive Officer of LEMIC Insurance Company since 2001. Mr. Greer holds a bachelor’s degree in insurance from Louisiana State University. Mr. Greer also previously served as a director of Starmount Life Insurance and as a director of Woman’s Hospital. Mr. Greer benefits our board of directors through his extensive business knowledge and experience in the insurance industry as well as with valuable insight gained through his service on other boards of directors. His commitment to our success is also demonstrated by his service as our Chairman.

J. Vernon Johnson (70). J. Vernon Johnson serves as director for Business First and b1BANK. Mr. Johnson is a career banker having served in various executive positions in the banking industry over the past forty-seven years. Mr. Johnson served most recently as Chairman of the Board of Pedestal Bancshares, Inc. and Pedestal Bank in Houma, Louisiana, which merged with Business First in 2020, and has previously served on the board of the Louisiana Bankers Association. He holds a bachelor’s degree in computer science and business from the University of Southwestern Louisiana (now University of Louisiana, Lafayette) and is a graduate of the Graduate School of Banking at Louisiana State University. Mr. Johnson’s extensive experience in banking and contacts in the banking industry provide our board with valuable insight regarding current banking issues and knowledge of financial markets.

Rolfe H. McCollister, Jr. (66). Rolfe McCollister is a founder and director of Business First and b1BANK. Mr. McCollister is the founder and Chairman Emeritus of Louisiana Business, Inc., which publishes Greater Baton Rouge Business Report (started in 1982), 225 magazine, inRegister magazine, Daily Report online news, Louisiana NEXT, Welcome magazine, 10/12 Industry Report and other specialty publications. Louisiana Business, Inc. also produces the Baton Rouge Business Awards and Hall of Fame, Influential Women in Business, the Louisiana Business Symposium, Forty Under 40 and several other annual events. Mr. McCollister is a graduate of Louisiana State University and served two terms as a member of the LSU System Board of Supervisors, including being elected chairman. He was inducted into LSU’s E.J. Ourso College of Business Hall of Distinction. His business management experience, previous service on the board of directors of three banks, and many community contacts enable him to make valuable contributions to our board of directors.

Andrew D. McLindon (60). Andrew McLindon serves as a director for Business First and b1BANK. Mr. McLindon has served since 1989 as President and Chief Executive Officer of Mainspring Companies, a management firm that oversees the operations for the following companies: MBD Automation, a conveyor and automated equipment installation provider; Modus, LLC, a national facility services company; Pivotal, LLC., a commercial building construction and maintenance company Genlease, a provider of rental equipment used in e-commerce distribution facilities; McLindon Development Group, a real estate development company; GearTrain, a national program management company and Propel Productions, a video production company. Mr. McLindon earned a bachelor’s degree in construction management from Louisiana State University. Mr. McLindon brings executive decision-making, leadership, and risk assessment skills to our board of directors as a result of his experience in the construction industry. His experience in real estate development and construction also benefits our board of directors.

David R. Melville, III (47). David “Jude” Melville serves as President and Chief Executive Officer and a director of Business First and b1BANK. He has served in these capacities since 2011 and has held various management roles since the Bank’s chartering in 2006. Prior to becoming a community banker, Mr. Melville served as a captain in the U.S. Air Force. He earned a bachelor’s degree in social studies from Harvard College and a Master of Science in Management from the London School of Economics. Mr. Melville is also a graduate of the Graduate School of Banking at Louisiana State University. He serves as Vice Chair of the Louisiana Association of Business and Industry, as a member of Louisiana’s Committee of 100, and as Chair of the Federal Reserve Depository Institutions Advisory Council, among other affiliations.

Patrick E. Mockler (53). Patrick Mockler serves as a director for Business First and b1BANK. Mr. Mockler served as President of Mockler Beverage Company, ALP from 2007 to 2018 and has been a partner of Mockler Beverage and Reiger Road Development, LLC since 1995 and 2000, respectively. He has been active in day-to-day operation of Mockler Beverage since 1994. Mr. Mockler has been a partner of New Orleans Eagle Investments, LLC since its inception in 2009 to acquire Southern Eagle Sales and Service in New Orleans. He became President of Southern Eagle in 2018. Additionally, he has experience as a director of b1BANK since 2006, served on the Loan Committee for three years, served on the Audit Committee for seven years, the Risk Committee for the last four years, the Compensation Committee for the last five years and is the current Chair of the Comp Committee. Mr. Mockler serves on the board of LWCC (Louisiana Workers Comp Corp) and its Investment Committee and has served on dozens of charitable board and committees. He is a 1993 graduate of Louisiana State University with a degree in International Trade and Finance.

David A. Montgomery, Jr. (61). David Montgomery serves as a director for Business First and b1BANK. Mr. Montgomery has served as Vice President of Montgomery Agency, Inc., an independent insurance agency, since 1990. Mr. Montgomery is 50% partner in Brothers Ventures, a Real Estate Investment LLC. Mr. Montgomery is a Certified Public Accountant, and he is currently a councilman at large with Bossier City, Louisiana. He also served for 17 years as the Chairman of the Budget Committee for the Bossier City Council. Since 1996, Mr. Montgomery has served on the Finance Committee for North Louisiana Volunteers of America. Mr. Montgomery holds a bachelor’s degree in accounting from Louisiana State University. Mr. Montgomery brings extensive knowledge of the insurance and accounting industries to our board of directors. He also provides valuable knowledge and insight derived from his service for civic and governmental organizations.

Arthur J. Price (56). Arthur Price serves as a director for Business First and b1BANK. Mr. Price has served as Vice President, Finance / CFO for Badger Oil Corporation for over thirty years and was named President / CFO in 2017. Badger Oil and its affiliates participate in the exploration, drilling and production of crude oil and natural gas, with primary operations in the Louisiana Gulf Coast region and the Outer Continental Shelf of the Gulf of Mexico. Prior to joining Badger Oil, Mr. Price worked as an oil and gas accountant with a specialized firm located in Lafayette, Louisiana. As a senior member of the oil and gas community, Mr. Price is an active board member of the Louisiana Oil and Gas Association, and immediate past chairman of the Board, and the Louisiana Association of Business and Industry. Mr. Price is also a former member of the board of The Lafayette Petroleum Club, having served as Treasurer and President. Mr. Price received a Bachelor of Science degree in Business Administration from the University of Southwestern Louisiana (now The University of Louisiana, Lafayette) in 1989 and is a Certified Public Accountant.

Kenneth Wm. Smith, PE, PLS (59). Kenneth Smith serves as a director for Business First and b1BANK. Mr. Smith, a Professional Engineer and Land Surveyor, is President and Chief Executive Officer of T. Baker Smith, LLC, a professional services firm that provides planning, environmental, surveying, engineering, and construction management services. Mr. Smith has been with T. Baker Smith, LLC since 1980. He also serves as Managing Partner for the following companies: TBS Mexico, TBS Holding, LLC, a real-estate holding company; Four C’s of Houma, LLC, a personal investment company; and Mega Beast Commercial Realty, a commercial real estate company. Mr. Smith serves as a Partner at JPS Equipment Rentals, LLC. Mr. Smith served as the President for the Houma Terrebonne Chamber of Commerce, South Central Industrial Association, South Louisiana Economic Council, and the Louisiana Pipeliners Association, and he currently serves as a member of the Louisiana Oil & Gas Association and Louisiana Association of Business & Industry. Mr. Smith earned a degree in civil engineering from Louisiana Tech University. He brings extensive business skills and experience to our board of directors, having successfully managed his own business for many years. Mr. Smith is also an active leader in his community and serves on the boards of many civic organizations. His many professional and community contacts benefit our board of directors.

Keith Tillage (52). Keith Tillage serves as a director for Business First and b1BANK. Mr. Tillage is the co-founder and Chief Executive Officer of Tillage Construction, LLC, a minority full service commercial construction and construction management company. Tillage Construction has received numerous awards including being a finalist for the Black Enterprise Small Business of the year award, receiving the HUBZONE business of the year award, The United States Small Business Award for excellence, as well as being recognized as one of the fastest growing private companies in America by Inc. 500/5000 in 2011 and 2012. More recently, Keith was named Louisiana District and SBA Region 6 Minority Small Business Person of the Year and received the distinct honor of being selected as one of the 12 small business CEOs invited to the White House for the sole purpose of consulting President Obama on the Fiscal Cliff. Mr. Tillage has served on the board of the Minority Supply Diversity Council, YMCA – A.C. Lewis Branch, and the Baton Rouge Area Chamber. He is also a former member of US Black Chambers President’s Circle. Currently, he serves on the East Baton Rouge Parish Board of Appeals and the Louisiana State licensing board for contractors.

Steven G. White (62). Steve White serves as a director for Business First and b1BANK. Mr. White currently serves as the Chief Administrative Officer for The Carpenter Health Network, which is a health care continuum including Home Health, Hospice, Nurse Practitioner Home Services, Nursing Homes, and LTACH & Rehab facilities over a six-state area. He also serves as the Chairman for the William A. Robinson Foundation. Mr. White’s previous work experiences include serving in roles as President, Senior Vice President, and other executive roles in U.S. and international logistic businesses. He has served as a Chief Operations Officer in the home health and hospice industry. Mr. White graduated from Louisiana Tech University with a Bachelor of Science degree in petroleum engineering in 1985 and has attended several executive management programs at various universities. Mr. White’s experience in asset management and his knowledge of the oil & gas, logistics and the health care industry are valuable to our board of directors.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS

General

Our board of directors and the board of directors of b1BANK are each made up of the same 17 individuals. Our directors are typically elected by shareholders at our annual shareholders’ meeting. The elected directors hold office until the next annual meeting, or until their successors are duly elected and qualified. Our executive officers are appointed by and serve at the discretion of our board of directors. The directors of b1BANK are elected by us, as the sole shareholder of b1BANK, each year and they hold office for a term of one year or until their successors are chosen and qualified. The executive officers of b1BANK are appointed by and serve at the discretion of its board of directors.

No director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer or director.

Board of Directors

Information about our current directors, all of whom have been nominated by the board of directors for election to the board, is set forth above in the section of this proxy statement entitled “Proposal One – Election of Directors.” Other than the Ambassador Agreement entered into with Mr. Brees, which is discussed further under “Related Person Transactions” on page 45 there are no arrangements between us and any person pursuant to which any nominee was elected as a director or is nominated to be elected as a director.

Board Diversity Matrix

Board Diversity Matrix (As of April 28, 2022)
Total Number of Directors	17
Gender:	Male	Female	Non- Binary	Gender Undisclosed
Number of directors based on gender identity	15	1		1
Number of directors who identify in any of the categories below:
African American or Black	1	0	0
Alaskan Native or American Indian	0	0	0
Asian	0	0	0
Hispanic or Latinx	0	0	0
Native Hawaiian or Pacific Islander	0	0	0
White	14	1	0
Two or More Races or Ethnicities	0	0	0
LGBTQ+	0

Executive Officers

The following table sets forth the current executive officers of Business First and b1BANK:

Name	Age	Title/Position with Business First	Position Since	Title/Position with b1BANK	Position Since
Mark Folse	56	Director	May 2020	Executive Vice President, Chief Risk Officer	February 2021(1)
Jesse Jackson	46	---	---	Executive Vice President, Financial Institutions Group	September 2020
Philip Jordan	49	---	---	Executive Vice President, Chief Banking Officer	August 2018(2)
Keith Mansfield	45	---	---	Executive Vice President, Chief Operations Officer	January 2017(3)
Warren McDonald	55	---	---	Chief Credit Officer	February 2021(4)
David R. Melville, III	47	President and Chief Executive Officer, Director	March 2011(5)	President and Chief Executive Officer, Director	March 2011(5)
Gregory Robertson	50	Chief Financial Officer and Treasurer	January 2017(6)	Executive Vice President, Chief Financial Officer	January 2017(6)
Margaret Singer Lee	45	---	---	Executive Vice President, Chief Human Resources Officer	July 2019
Saundra Strong	44	Secretary	December 2021	Executive Vice President, General Counsel	October 2021

(1)

Mr. Folse joined the Bank in May 2020 upon consummation of the Pedestal merger and served as Executive Vice President until February 2021, when he was appointed Executive Vice President and Chief Risk Officer. Mr. Folse has advised the Bank that he will retire from the Bank effective April 30, 2022.

(2)	Mr. Jordan has been with the Bank since August 2008, previously serving as its Chief Commercial Officer.
(3)	Mr. Mansfield has been with the Bank since April 2016, previously serving as its Chief Information Officer.
(4)	Mr. McDonald has been with the Bank since its inception in February 2006, previously serving as a Senior Commercial Lender and Market President.
(5)

Mr. Melville has been with the Bank since its inception in February 2006, previously serving as its Chief Administrative Officer. He was promoted to the position of Chief Executive Officer in March 2011.

(6)	Mr. Robertson has been with the Bank since August 2011, previously serving as its Chief Banking Officer.

A brief description of the background of each of our non-director executive officers is set forth below:

Jesse Jackson. Jesse Jackson has been with b1BANK since September 2020 and currently serves as Executive Vice President & President of the Financial Institutions Group. This expanded correspondent banking platform will look to strategically partner with financial institutions across the U.S. Prior to joining b1BANK, Mr. Jackson was the Executive Vice President and Head of Commercial Banking at Texas Capital Bank in Dallas, TX. Prior to his promotion to Executive Vice President, Jackson was instrumental in growing and leading key national markets as Senior Vice President and Regional Executive for Texas Capital Bank’s Financial Institutions Group. Mr. Jackson holds an M.B.A. in Corporate Finance from the University of Dallas-Graduate School of Management and a B.S. in Business from Grambling State University. He has also completed post graduate programs at the Graduate School of Banking at Louisiana State University and Texas Tech University’s School of Bank Management.

Philip Jordan. Philip Jordan has been with b1BANK since August 2008 and currently serves as the Chief Banking Officer, leading the unified Commercial and Retail Banking teams in each of the Bank’s markets as well as the Treasury Management, Secondary Mortgage, and Guaranteed Lending divisions. Prior to January 2017, Mr. Jordan was the Western Region Chief Executive Officer which included the Southwest, Northwest, and Lafayette areas of Louisiana. Prior to his promotion to Executive Vice President in July 2015, Mr. Jordan served as Regional President of b1BANK’s Northwest Louisiana division. Mr. Jordan holds a Finance degree from Louisiana Tech University.

Keith Mansfield. Keith Mansfield serves as Executive Vice President and Chief Operations Officer for b1BANK and has 23 years of banking experience. In his role as Chief Operations Officer, Mr. Mansfield is responsible for all aspects of the Bank’s operations, which include information technology, electronic banking, loan operations, deposit operations, transaction services, branch and treasury operations, business intelligence, facilities, information security operations, vendor management and project management. Mr. Mansfield served most recently as the Bank’s Chief Information Officer. Before joining b1BANK, Mr. Mansfield served as the Chief Technology Officer for a regional financial institution in the Southeast. Mr. Mansfield received a Bachelor of Business Administration in Accounting from the University of Tennessee at Martin.

Warren McDonald. Warren McDonald has been with b1BANK since opening in February 2006 and currently serves as the Chief Credit Officer. Mr. McDonald started at b1BANK as the Senior Commercial Lender in the Baton Rouge Market, and later served as the Market President for the Baton Rouge and Northshore Markets. Mr. McDonald began his commercial banking career in 1988 in the Management Trainee Program with Premier Bank (currently Chase Bank) and has worked in various commercial banking production capacities with Regions Bank and Whitney National Bank. Mr. McDonald graduated from Louisiana State University in 1988 with a BS in Finance and in 1994 with an MBA.

Gregory Robertson. Greg Robertson has served as the Executive Vice President and Chief Financial Officer of b1BANK since January 2017 and has been with Business First since 2011. He previously served as our Chief Banking Officer. He has been in the banking business since 1996. Mr. Robertson worked at City Savings Bank and Trust Co. from 1996 to 2011, where he served in many capacities, including branch manager, commercial lender, program manager for City Savings Financial Services, and Senior Vice President. As Chief Financial Officer for b1BANK, he leads the finance and risk areas of the Bank including accounting, treasury and investments, special assets, Bank Secrecy Act, compliance, internal audit, enterprise risk management, risk analytics, and project management. Mr. Robertson graduated from Northwestern State University in 1993 with a Bachelor of Science degree.

Margaret “Mimi” Singer Lee. Mimi Singer Lee has been with b1BANK since July 2019 and serves as the Executive Vice President, Chief Human Resources Officer. In this role, she provides leadership to the Human Resources, Talent Development and Marketing teams. She has over 20 years of comprehensive HR experience including recruitment, talent acquisition, retention, employee relations, policy administration, and training and development. Prior to joining b1BANK, Dr. Singer Lee served in progressively responsible positions in Human Resource Management at Louisiana State University, the state’s flagship university, including her most recent role as Interim Chief Human Resources Officer. She earned her PhD in Human Resource Education from Louisiana State University and has held the Professional in Human Resources certification from HRCI, along with the SHRM Certified Professional designation.

Saundra Strong. Saundra Strong has been with b1BANK since October 2021 and serves as the Executive Vice President, General Counsel and Corporate Secretary. In this role, she is responsible for overseeing the Company’s legal functions. Before joining b1BANK, Ms. Strong served as an Assistant General Counsel for a regional financial institution in the Southeast. She earned her Bachelor of Science from the University of Southern Mississippi in 2000 and her Juris Doctorate from Mississippi College School of Law in 2003.

CORPORATE GOVERNANCE PRINCIPLES AND RELATED MATTERS

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board of directors has adopted Corporate Governance Guidelines, which set forth the framework within which our board, assisted by our board committees, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of the board, director independence, compensation of directors, management succession and review, board committees and selection of new directors. In addition, our board of directors adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. Our Corporate Governance Guidelines, as well the Code of Business Conduct and Ethics, are available on our website at www.b1bank.com under “Shareholder Info.” Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements with respect to a senior executive officer, will be disclosed on our website, as well as any other means required by the rules of the Nasdaq Global Select Market.

Board Independence

Under the rules of the Nasdaq Global Select Market, independent directors must comprise a majority of our board of directors. The rules of the Nasdaq Global Select Market, as well as those of the Securities and Exchange Commission (the “SEC”), also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of the Nasdaq Global Select Market and the SEC. Applying these standards, our board of directors has affirmatively determined that all of our directors, except for Messrs. Brees, Folse and Melville, are “independent directors” under the applicable rules. We have determined that Messrs. Folse and Melville are not “independent directors” under the applicable rules since each is an employee of the Bank and Mr. Melville is also an employee of the Company. We have determined that Mr. Brees is not an “independent director” under the applicable rules as a result of the Ambassador Agreement between Mr. Brees and the Bank. See “Related Person Transactions” on page 45 for more information.

Board Leadership Structure

Our board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. It is our board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the Nominating/Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Mr. Melville serving as our Chief Executive Officer and Mr. Greer as Chairman of the Board, reinforcing the leadership role of our board of directors in its oversight of our business and affairs.

Board Meetings

Our board of directors held 10 scheduled meetings and 9 special meetings in 2021. Information regarding meetings of the various committees is described below. Except for Mr. Brees, all directors attended at least 75% of the board and committee meetings on which they served during 2021. Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual meetings. Four of our directors attended our 2021 annual shareholder meeting.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee

Our board of directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the independent auditors and our internal audit function, and risk assessment and risk management. Our Audit Committee held 16 scheduled meetings in 2021. Current members of our Audit Committee include:

•	James J. Buquet, III
•	Carol M. Calkins
•	J. Vernon Johnson
•	David A. Montgomery, Jr., Chairman
•	Steven G. White

Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under Nasdaq Global Select Market rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. Our board of directors has also determined that David A. Montgomery, Jr. qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act and has the requisite accounting or related financial expertise required by applicable SEC rules.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.b1bank.com under “Shareholder Info.” The duties and responsibilities of the Audit Committee include, among other things:

●

Reviewing the annual audited and quarterly unaudited financial statements and recommending inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10‑K;

●	Periodically reviewing and discussing the adequacy of the Company’s internal controls and financial disclosure controls;

●	Approving all engagements for audit and non-audit services by the independent auditors;

●	Considering the independence of the independent auditors;

●	Appointing, retaining, and dismissing the independent auditors;

●	Overseeing the internal audit function; and

●	Reviewing and approving the Audit Committee’s charter.

Compensation Committee

Our board of directors has established a Compensation Committee to assist it in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans. Our Compensation Committee held 3 scheduled meetings in 2021. Current members of our Compensation Committee include:

●	James J. Buquet, III
●	Rolfe H. McCollister, Jr.
●	Patrick E. Mockler, Chairman
●	Kenneth W. Smith

Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq Global Select Market rules. Our board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.b1bank.com under “Shareholder Info.” The duties and responsibilities of the Compensation Committee include, among other things:

●

Reviewing and approving annual compensation and incentive opportunities of the Company’s executive officers, excluding the CEO, and recommending annual compensation and incentive opportunities for the CEO to the board of directors;

●

Reviewing, approving and authorizing employment related agreements (i.e., Change of Control Agreements) with executive officers and making recommendations regarding the same for the CEO to the board of directors;

●	Reviewing, determining, and recommending to the board of directors, policies relating to the Company’s philosophy and practices relating to compensation of its executive officers and directors;

●	Reviewing, approving and authorizing the establishment of performance measures applicable to performance-based cash and equity incentives;

●	Administering the Company’s compensation and benefit plans;

●	Reviewing with management the compensation discussion in the Company’s annual proxy statement and other SEC filings;

●	Preparing the Compensation Committee Report; and

●	Retaining any compensation consultants, advisors and attorneys.

Compensation Committee Interlocks and Insider Participation

During 2021, none of the members of our Compensation Committee were an officer or employee of Business First Bancshares, Inc. or b1BANK. In addition, none of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nominating/Corporate Governance Committee

Our board of directors has established a Nominating/Corporate Governance Committee to assist it in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the board of directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the board of directors of the Company and each of our subsidiaries, and in developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries. Our Nominating/Corporate Governance Committee held 3 scheduled meetings in 2021. Current members of our Nominating/Corporate Governance Committee include:

●	Ricky D. Day
●	Robert S. Greer, Jr.
●	Rolfe H. McCollister
●	Keith A. Tillage
●	Steven G. White, Chairman

Our board of directors has evaluated the independence of each of the members of our Corporate Governance/Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance/Nominating Committee meets the definition of an “independent director” under Nasdaq Global Select Market rules.

Our Nominating/Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating/Corporate Governance Committee is available on our website at www.b1bank.com under “Shareholder Info.” The duties and responsibilities of the Compensation Committee include, among other things:

●	Reviewing the corporate governance and leadership structure of the Company;

●	Recommending to the board of directors nominees for election to the board;

●	Monitoring the committees of the board, recommending any changes to the duties and responsibilities of those committees and the creation or elimination of any committees;

●	Developing, monitoring, and reviewing the Company’s compliance with corporate governance guidelines; and

●	Establishing the process for conducting the annual performance review of the board, its committees and each director and executive officer.

Director Qualifications

In carrying out its functions, the Nominating/Corporate Governance Committee will develop qualification criteria for all potential nominees for election, including incumbent directors, board nominees and shareholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

●	adherence to high ethical standards and high standards of integrity;

●

sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the board of directors and the specific committee for which he or she is being considered;

●	evidence of leadership, sound professional judgment and professional acumen;

●	evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;

●	a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;

●	the ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;

●	any related person transaction in which the candidate has or may have a material direct or indirect interest and in which the Company participates; and

●

the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial, and responsive to the needs of the Company and the interests of our shareholders.

In addition, the Company’s board of directors and the Nominating/Corporate Governance Committee are committed to increasing the diversity of the Company’s board. In furtherance of that commitment, the Company’s board of directors has established a goal of 30% diversity as defined by gender and race by 2025. The Company continues to actively seek additional diverse candidates.

The Nominating/Corporate Governance Committee will also evaluate potential nominees for the Company’s board of directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and Nasdaq Global Select Market rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the committee considers the diversity of the Company’s directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics that may contribute to the Company’s board of directors.

Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s board of directors, the Nominating/Corporate Governance Committee will consider and review the following attributes with respect to each existing director:

●	attendance and performance at meetings of the Company’s board of directors and the committees on which such director serves;

●	length of service on the Company’s board of directors;

●	experience, skills, and contributions that the existing director brings to the Company’s board of directors;

●	independence and any conflicts of interest; and

●	any significant change in the director’s status, including the attributes considered for initial membership on the Company’s board of directors.

Independent Auditors

The Audit Committee has recommended, and the board of directors has appointed, Dixon Hughes Goodman LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2022 fiscal year. Dixon Hughes Goodman LLP has announced that it will merge with BKD LLP effective on June 1, 2022, with the name of the combined firm to be announced at a later date.

Our shareholders are being asked to ratify and approve the appointment of Dixon Hughes Goodman LLP at the 2022 annual meeting.

Fees to Independent Auditors

The following table presents fees for professional services rendered by Dixon Hughes Goodman LLP for 2021 and 2020:

	2021	2020
Audit fees	$325,500	$285,393
Audit-related fees	101,450	99,503
Tax fees	45,070	9,840
All other fees		---
Total	$472,020	$394,736

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” such services include an audit of our 401(k) plan; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

The Audit Committee has reviewed the audit and non-audit fees billed to the Company by Dixon Hughes Goodman LLP for 2021 and 2020 for the purpose of considering whether such fees are compatible with maintaining the auditors’ independence and concluded that such fees did not impair Dixon Hughes Goodman LLP’s independence. The Audit Committee pre-approves all audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair their independence. Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the Audit Committee’s responsibility for administration of the engagement of our independent auditors. During 2021, the Audit Committee pre-approved all services provided to us by our independent auditor.

Shareholder Communications with the Board

The board of directors has established the following procedure to enable anyone who has a concern regarding the Company to communicate that concern directly to an individual director, the board as a group, or a specified committee or group, including the independent directors as a group. Any such communication should be made using the following contact information: Business First Bancshares, Inc., attn. Corporate Secretary, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801.

Each communication should specify the applicable addressee or addresses to be contacted as well as the general topic of the communication. Communications may be confidential or anonymous. The Company will initially receive and process communications before forwarding them to the addressee. Communications may also be referred to other departments within the Company. The Company generally will not forward to the directors a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the proxy statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during our 2021 fiscal year. The Company’s named executive officers (NEOs) for 2021, which consist of its chief executive officer, chief financial officer and the three other most highly compensated executive officers, are:

•	David R. (“Jude”) Melville, III, Business First’s and b1BANK’s President and Chief Executive Officer;
•	Gregory Robertson, Business First’s Chief Financial Officer and Treasurer and b1BANK’s Executive Vice President and Chief Financial Officer;
•	Philip Jordan, b1BANK’s Executive Vice President and Chief Banking Officer;
•	Keith Mansfield, b1BANK’s Executive Vice President and Chief Operations Officer; and
•	Mark Folse, b1BANK’s Executive Vice President and Chief Risk Officer.

Later in this proxy statement we have included tables containing specific information about the compensation earned by or paid to our NEOs in 2021. The discussion below is intended to summarize and explain the detailed information provided in those tables and to put that information into the context of our overall compensation strategy.

The Compensation Committee’s goal is to attract and retain highly qualified executives and to motivate them to maximize shareholder value while managing risk appropriately and maintaining the safety and soundness of the organization. Our compensation program is aligned with short-term and long-term Company performance and includes best practices designed to reflect sound corporate governance. The Compensation Committee believes that executive compensation should be designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success. Further, compensation policies and practices are designed to help develop management talent, promote teamwork among and high morale within executive management, establish effective corporate governance, and set compensation at competitive levels.

Key Elements of Compensation

The following table summarizes key elements of the Company’s executive strategy and the primary objectives each element supports. The Committee believes these elements are standard compensation components for named executive officers (NEOs) at the Company’s peer companies:

Key Elements	Objectives

Base salary	● Attract and retain highly qualified executives

● Reward prior performance, industry and job specific knowledge, experience and leadership ability

Annual cash	● Reward achievement of annual corporate goals and, where applicable, line-of-business goals

Restricted Stock	● Align shareholder and management interests

● Retain key executives

● Supports achievement of stock ownership

Alignment Between Pay and Performance

The Company is committed to aligning the compensation of its executive officers with the Company’s financial and operational performance. The Compensation Committee believes that its current executive compensation strategy is helping to achieve these goals by aligning compensation with the Company’s performance. Key financial operating results for 2021 included the following:

●	record net income totaled $52.1 million, up 73.8% from prior year,
●	diluted earnings per share totaled $2.53, up 54.3% from prior year,
●	return on average equity of 12.25% compared to 8.42% in prior year,
●	loans held for investment increased $198.3 million, up 6.63%, to $3.2 billion, and
●	deposits increased $460.6 million, or 12.7%, to $4.1 billion from prior year.

The Compensation Committee uses both annual cash bonuses and time-based equity awards to link executive pay with the Company’s performance. Payouts under the annual management incentive plan are based on the Company’s achievement of key corporate, strategic and line of business performance goals. A minimum achievement of the threshold is required to earn the minimum annual cash bonus, and performance that exceeds the target results in higher bonus awards. As a result of the structure of the Company’s incentive plan, the Committee believes that compensation paid to its NEOs is effectively aligned with the Company’s performance.

2021 Say on Pay Vote

In 2021, the advisory shareholder vote on the Company’s executive compensation received approval of over 94.02% of the votes cast on the proposal. In light of such strong support, during the remainder of 2021 and in 2022, the Compensation Committee has continued to apply the same compensation philosophy that was described in the 2021 proxy statement in determining amounts and types of executive compensation.

Board and Committee Process

In considering appropriate levels of compensation for executives, the Compensation Committee takes into account the Company’s performance and individual performance and experience, as well as peer and broader financial services industry comparisons (referred to as market data) and company affordability analysis. When deemed appropriate, the Committee requests that its independent compensation consultant, Pearl Meyer & Partners, LLC (Pearl Meyer), provide it with survey data of executive compensation for financial services companies that are comparable to the Company. The Compensation Committee generally does not request such market data from Pearl Meyer every year.

The Chair of the Compensation Committee works with the CEO and the Human Resources department to establish the agenda for Committee meetings. The CEO and Human Resources department also interface with the Committee in connection with the Committee’s executive compensation decision-making, providing comparative market data as well as making recommendations. The Committee periodically meets with the CEO and members of the Human Resources department to assess progress toward meeting objectives set by the Board for both annual and long-term compensation. The Committee also meets in executive session without management present when appropriate.

The Compensation Committee reviews all of the components of compensation in making determinations on the mix, amount and form of executive compensation. In making compensation decisions, the Committee seeks to promote teamwork among, and high morale within, executive management, including the NEOs. While the Committee does not use any quantitative formula or multiple for comparing or establishing compensation for executive management, it is mindful of internal pay equity considerations and assesses the relationship of the compensation of each executive to other members of executive management.

Role of the Compensation Consultant

The Committee relies on Pearl Meyer to provide information, analyses and advice to aid in the determination of competitive executive and non-employee director pay consistent with the Company’s compensation philosophy, and periodically engages Pearl Meyer to test the Company’s pay-for-performance alignment. The Committee has assessed the independence of Pearl Meyer pursuant to SEC and Nasdaq rules and has concluded that the advice it receives from Pearl Meyer is objective and not influenced by other relationships that could be viewed as conflicts of interest.

With respect to the Company’s compensation program for executives and non-employee directors, Pearl Meyer’s services for the Compensation Committee have or may include:

●	providing market data regarding executive compensation in the banking and financial services industry,
●	providing recommendations regarding compensation for newly appointed executive officers and certain changes in executive compensation,
●	providing recommendations regarding director compensation,
●	providing recommendations regarding equity vesting practices impacting directors and executives,
●	providing recommendations regarding changes to director and executive stock ownership guidelines,
●	providing input on leadership succession planning, and
●	providing recommendations regarding the composition of the Company’s peer group and reviewing drafts of this Compensation Discussion and Analysis.

Benchmarking

When determining the amount and form of compensation for executives, the Compensation Committee considers comparative executive compensation information provided by Pearl Meyer that is derived from two primary data sources: peer group data and broader compensation survey market data from the banking and financial services industry. The Compensation Committee uses peer group data and, as applicable, market survey data, to assist with assessing the Company’s compensation competitiveness. Recognizing that comparative pay assessments have inherent limitations, due to the lack of precise comparability of executive positions between companies, as well as the companies themselves, the comparative data are used only as a guide and the Committee does not fix any NEO’s compensation (or individual compensation elements) to a particular compensation level within this comparative data. In exercising its judgment to set pay levels, the Compensation Committee looks beyond the comparative data and also considers individual job responsibilities, individual performance, experience, compensation history (both at the Company and at prior employers in the case of newly hired employees), company performance and company goals.

Peer Group Data

The peer group data is gathered by Pearl Meyer from the proxy statements of a peer group of financial institutions in the United States. In making its 2021 compensation recommendations, the Committee considered market data comparisons prepared by Pearl Meyer in June 2020, including an analysis of the 25th, 50th (median) and 75th percentile of the compensation for base salary (aged forward using a predetermined factor), annual cash incentive, equity incentives and the total of these elements as a point of reference for each NEO. The peer group is updated biennially by the Committee, based on a process that includes recommendations from internal sources, including the Human Resources department, and external sources such as Pearl Meyer, to reflect the companies against which the Company competes for executive talent or for shareholder investment. The specific characteristics of the financial institutions comprising the peer group may vary from year to year, but the companies are chosen based on a combination of various factors that include asset size and business mix.

Pearl Meyer’s most recent peer group analysis for the Company consisted of 17 peer companies. The specific asset sizes for the peer companies listed in the report presented to the Committee in June 2020 ranged from approximately $2.2 billion to $6.7 billion. The Company’s peer group consisted of the following companies:

Southside Bancshares, Inc. (SBSI) FB Financial Corporation (FBK) First Bancorp (FBNC) Origin Bancorp, Inc. (OBNK) National Bank Holdings Corporation (NBHC) Triumph Bancorp, Inc. (TBK)

First Bancshares, Inc. (FBMS)

HomeTrust Bancshares, Inc. (HTBI)

CBTX, Inc. (CBTX)

South Plains Financial, Inc. (SPFI)

SmartFinancial, Inc. (SMBK)

Atlantic Capital Bancshares, Inc. (ACBI)

Spirit of Texas Bancshares, Inc. (STXB)

People's Utah Bancorp (PUB) Guaranty Bancshares, Inc. (GNTY) Southern First Bancshares, Inc. (SFST) Home Bancorp, Inc. (HBCP)

Compensation Mix

While the Compensation Committee considers the overall mix of executives’ pay between base salary, annual cash bonus and long-term incentive compensation, the Compensation Committee does not target a specific allocation among the various compensation components. More than one-half of the CEO’s compensation is contingent on the Company’s performance and a significant part of the compensation provided to the other NEOs is contingent on performance. In allocating compensation among salary, bonus and equity-based compensation, the Committee believes that the compensation of the senior-most levels of management with the greatest ability to influence the Company’s performance should be significantly based on the Company’s performance, while lower levels of management should receive a greater portion of their compensation in base salary. The Committee also makes allocations between short-term and long-term compensation for NEOs.

Base Salaries

The Company’s goal is to provide its executive management with fixed cash compensation in the form of base salary that will attract and retain highly qualified executives. The Company also uses base salary to reward top performance, industry and job specific knowledge, experience and leadership ability. The base salaries for the Company’s NEOs are typically established in the second quarter of the year after the Company’s financial information and performance results from the previous year are available, although other adjustments are made occasionally to reflect changes in responsibility or other developments. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data obtained from outside sources, including a peer bank salary study prepared by our independent compensation consultant, Pearl Meyer. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

●	each named executive officer’s scope of responsibility;

●	each named executive officer’s years of experience;

●	the types and amount of the elements of compensation to be paid to each named executive officer;

●

our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability, and other matters, including the status of our relationship with the banking regulatory agencies; and

●	each named executive officer’s individual performance and contributions to our company-wide performance, including leadership, teamwork, and community service.

In establishing the CEO’s base salary, the Compensation Committee typically considers Pearl Meyer’s recommendations based on an analysis of peer group data and survey market data and also considers internal data provided by human resources personnel and the CEO’s individual performance and contributions relative to the Company’s corporate goals. In establishing base salaries of the Company’s other NEOs, the Committee typically considers the recommendations of the CEO, which are based on individual responsibility level, individual and company performance, total compensation histories for each NEO, the market data provided by Pearl Meyer for similar positions and a general understanding of executive compensation in the financial services industry. The CEO evaluates the other NEOs’ performance using the same metrics normally used for determining annual management incentive plan awards. The Compensation Committee considers each of these factors but does not assign a specific value to any of them. The Compensation Committee’s process also involves a qualitative component in evaluating each NEO’s overall span of responsibility and control, knowledge and leadership ability. The base salaries in effect during 2020 and 2021 were as shown below:

Name	2020 Base Salary Paid ($)	2021 Base Salary Paid ($)	% Change (%)
David R. (“Jude”) Melville	$ 537,500	$ 612,500	13.95%
Gregory Robertson	$ 288,091	$320,500	11.25%
Philip Jordan	$ 288,091	$ 320,500	11.25%
Keith Mansfield	$ 288,091	$ 320,500	11.25%
Mark Folse(1)	$ 222,789	$ 356,756	60.13%

(1)

Mr. Folse joined the Company in May of 2020 as the result of the merger with Pedestal Bancshares, Inc. with whom Mr. Folse had an Employment Agreement. As part of the merger, the Company executed an Executive Employment Agreement with Mr. Folse that was effective May 1, 2020. The Executive Employment Agreement set Mr. Folse’s annual base salary at $350,000. Mr. Folse has advised the Bank that he intends to retire effective April 30, 2022.

Cash Bonuses

The Compensation Committee typically awards cash bonuses utilizing a structured, objective approach based upon the achievement of performance objectives. At the beginning of each year, the Company develops a bonus matrix for the executive management team. The performance goals are tied to various corporate, strategic and, where applicable, line of business objectives, and the performance results at or slightly above the target levels are intended to be achievable but challenging. The CEO recommends the bonus matrix to the Compensation Committee, including overall incentive target payout levels for each NEO, stated as a percentage of base salary. The CEO also recommends the performance measures and the weightings to be assigned to the performance measures for each NEO.

The Committee reviews the CEO’s recommendations along with, as applicable, market data to ensure that proposed target payout levels provide an appropriate opportunity to earn bonuses and are competitive with the companies in the Company’s peer group. The Compensation Committee then makes a recommendation to the Board for approval. In making its recommendation, the Compensation Committee may consider events outside the influence or control of the NEOs and may adjust the performance goals to exclude the effect of these events. The Compensation Committee did not include any such adjustments when recommending the performance goals for 2021.

After the target levels and performance goals and weightings have been approved by the Board, the Committee retains the discretion to adjust the target levels and performance goals and weightings during the year, on an individual or group basis, if the Compensation Committee determines additional adjustments are appropriate for this purpose. The Committee did not make any such adjustments during 2021. Following the end of a year, the Compensation Committee also has discretion to increase or decrease the amount of an award earned under the plan, change the individual weightings or adjust the threshold payout level and minimum performance goals, including when the minimum performance goals are not achieved. The Compensation Committee’s exercise of discretion is intended to ensure the management incentive plan appropriately rewards performance and neither overpays for results nor under rewards accomplishments achieved during the year. The financial performance goals for 2021 are set forth below:

* Core ROA and Core Efficiency Ratio are non-GAAP financial measures. See “Reconciliation of Non-GAAP Measures” on page 55 for more information.

The cash bonuses paid to the NEOs for 2019-2021 are set forth in the Summary Compensation Table below under Non-Equity Incentive Plan Compensation.

Equity Incentive Awards

Equity-based awards generally constitute the largest non-cash component of each NEO’s total compensation package. Pearl Meyer has provided the Compensation Committee with peer company data and published surveys to assist the Committee in setting the amount of annual equity-based awards. In establishing award levels, the Committee generally does not consider the equity ownership levels of the recipients or prior awards that are fully vested. Equity- based awards and the related performance goals for NEOs are recommended by Human Resources and approved by the Compensation Committee generally during the first quarter of each year. Awards are typically made as early as practicable in the year to maximize the time-period for achieving performance goals associated with the awards. Equity-based awards are granted under the Business First Bancshares, Inc. 2017 Equity Incentive Plan.

The Compensation Committee believes that time-based equity awards, which vest in three equal installments over a period of two years, beginning shortly after the grant date, promote an important goal of executive retention and help encourage greater levels of stock ownership by executives, while also having an incentive effect as a result of their value being linked to the Company’s stock price. The Compensation Committee will review the mix of LTI awards from time to time and make adjustments in the mix as needed to reflect the Company’s objectives for such awards. For 2021, Mr. Melville received annual equity-based awards tailored to his position as CEO. All other NEOs, with the exception of Mr. Folse who joined the Company in May 2020, received the same annual equity-based award. The performance measures used to determine these equity awards are as follows:

* Core Diluted Earnings Per Share is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” on page 56 for more information.

The equity incentives granted to the NEOs for 2019-2021 are set forth in the “Stock Awards” column in the Summary Compensation Table below, and the “Outstanding Equity Awards at 2021 Fiscal Year End” table summarizes each NEO’s outstanding unvested equity awards and information about future vesting, each as of December 31, 2021.

Benefits and Perquisites

Generally, our named executive officers participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability, and basic group life insurance coverage. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. In 2021, we provided each of our named executives officers with an allowance for automobile-related expenses and paid for certain club memberships. We also provided certain of our named executive officers with certain medical allowances for health examination expenses.

Hedging and Pledging

Our Insider Trading Policy, available on our website at www.b1bank.com under “Shareholder Info,” strongly discourages our directors, officers and employees (together with the affiliates and immediately family members of each) from engaging in certain hedging and derivative transactions with respect to the Company’s securities. In addition, the Insider Trading Policy requires preclearance of any such transactions. Similarly, our Insider Trading Policy prohibits ownership of Company securities in a margin account and discourages pledging Company securities and requires preclearance of any pledging transactions.

Executive Compensation Recoupment

All compensation and awards payable or paid under the Company’s 2017 Equity Incentive Plan are subject to the Company’s ability to recover incentive-based compensation from executive officers, as required by the Dodd-Frank Act, any rules or regulations promulgated thereunder, and any other “clawback” provision required by any other applicable law or the listing standards of any applicable stock exchange or national market system.

Compensation Committee Report

The Compensation Committee of the board of directors of Business First Bancshares, Inc. has reviewed and discussed the Compensation Discussion and Analysis for the Company for the year ended December 31, 2021 with management. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in the required Company filings with the SEC, including the proxy statement for the 2022 Annual Meeting of Shareholders of Business First Bancshares, Inc. and its incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement.

Submitted by the Compensation Committee of the board of directors

James J. Buquet, III Rolfe H. McCollister, Jr.	Patrick E. Mockler, Chairman Kenneth W. Smith

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the fiscal years ended December 31, 2019, 2020, and 2021.

Name and Principal Position with b1BANK	Year ($)	Salary ($)		Stock Awards (1) ($)	Bonus ($)		Non-Equity Incentive Plan Compensation ($)	All Other Comp. (6) ($)	Total ($)
David R. (“Jude”) Melville, III	2021	612,500		676,478	13,750	(2)	536,250	186,502	2,025,480
President and Chief	2020	537,500		578,164	---		474,375	154,643	1,744,682
Executive Officer	2019	490,000		339,511	---		325,000	140,243	1,294,754

Gregory Robertson	2021	320,500		256,493	25,000	(2)	202,800	68,183	872,976
Executive Vice President and	2020	288,091		222,853	---		181,800	33,883	726,627
Chief Financial Officer	2019	269,204		136,364	---		122,932	36,610	565,110

Philip Jordan	2021	348,089	(3)	256,493	25,000	(2)	202,800	68,159	900,541
Executive Vice President and	2020	315,680	(3)	222,853	---		181,800	60,696	781,029
Chief Banking Officer	2019	282,999	(3)	136,364	---		122,932	55,616	597,911

Keith Mansfield	2021	320,500		256,493	25,000	(2)	202,800	52,339	857,132
Executive Vice President and	2020	288,091		222,853	---		181,800	33,874	726,618
Chief Operations Officer	2019	269,204		136,364	---		122,932	34,799	563,299

Mark Folse	2021	356,576		276,229	300,000	(5)	---	32,066	964,871
Executive Vice President and	2020	222,789		---	300,000	(5)	---	2,649,430	3,172,219	(4)
Chief Risk Officer	2019	---		---	---		---	---	---

(1)

The dollar amount of our time-based stock awards reflects the aggregate fair value determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. The market value at the grant date were based on the closing price of our common stock on the latest business day prior to the grant date. The restricted stock awards in this column vest in three equal installments over a period of two years shortly after the grant date. The restricted stock awards detailed for each year reflect the restricted stock awarded for that year’s performance (i.e., Restricted stock units listed for 2021 were awarded in 2022 for 2021 performance).

(2)

Because the Compensation Committee considered the NEO’s performance in 2021 to be exceptional, the Compensation Committee awarded Mr. Melville an additional cash bonus of $13,750 and the other NEOs, with the exception of Mr. Folse, received an additional $25,000 cash bonus.

(3)	2019 includes $13,795 of supplemental pay and 2020 and 2021 each include $27,589 of supplemental pay, all of which relate to Mr. Jordan’s relocation.
(4)

Mr. Folse’s 2020 compensation calculation consists of $222,789 in salary, $300,000 cash incentive bonus, $25,275 vehicle, $4,000 in auto allowance, $810 in cell phone allowance, $20,000 relocation expenses, $2,580,591 change-in-control payments (including payment in settlement of Pedestal Bancshares, Inc. LTIP units), $14,884 in health and welfare premiums, and $3,870 in club dues. This compensation includes payments required under the Executive Employment Agreement that b1BANK entered into with Mr. Folse. In addition, the compensation includes payments b1BANK made in connection with our acquisition of Pedestal Bancshares, Inc. upon the termination of the agreements Mr. Folse had with Pedestal Bancshares.

(5)

Mr. Folse’s employment agreement provides for Mr. Folse to receive an annual cash incentive bonus of $300,000 for the five-year term of the employment agreement; however, Mr. Folse has advised the Bank that he will retire from the Bank effective April 30, 2022.

(6)	All Other Compensation for the NEOs includes the total of the benefits and perquisites in the table below.

All Other Compensation:
Named Executive Officer	SERP(1)	Car Allowance	Health & Welfare Plan Premiums	Executive Allowance	Items below $10,000	Total
David R. (“Jude”) Melville, III	$142,233	$10,728	$18,760	$12,000	$2,781	$186,502

Gregory Robertson	$32,929	$10,728	$18,727	$–	$5,799	$68,183

Philip Jordan	$35,406	$10,728	$18,727	$–	$3,298	$68,159

Keith Mansfield	$19,545	$10,728	$18,727		$3,339	$52,339

Mark Folse	$–	$6,000	$17,837	$–	$8,229	$32,066

(1)	Represents the increase in the named executive officer’s accrued benefits under the SERP.

Grants Of Plan-Based Awards

The following table presents information regarding all non-equity incentive plan and equity incentive plan awards that were made to the NEOs during or for the year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold $	Target $	Superior $	# (2)	#	$	$
David R. Melville, III		$178,750	$357,500	$536,250	---	---	---	---
	2/1/2021	---	---	---	28,481	---	---	$578,159

Gregory Robertson		$67,600	$135,200	$202,800	---	---	---	---
	2/1/2021	---	---	---	10,978	---	---	$222,859

Philip Jordan		$67,600	$135,200	$ 202,800	---	---	---	---
	2/1/2021	---	---	---	10,978	---	---	$222,859

Keith Mansfield		$ 67,600	$135,200	$202,800	---	---	---	---
	2/1/2021	---	---	---	10,978	---	---	$222,859

Mark Folse		---	---	---	---	---	---	---
		---	---	---	---	---	---	---

(1)

The amounts shown in these columns reflect possible payouts under the annual management incentive plan for 2021 for Messrs. Melville, Robertson, Jordan and Mansfield. The minimum possible payment level (threshold) was 50% of the target amount shown, and the maximum possible payment was 150% of the target. All of these amounts are percentages of the executive’s base salary as of January 12, 2022. With the exception of Mr. Melville, the amount of the award actually earned by the NEOs was approved by the Compensation Committee on January 21, 2022. With respect to Mr. Melville, the amount of the award actually earned by Mr. Melville was recommended by the Committee on January 21, 2022 and approved by the Board on January 27, 2022. Amounts actually earned for 2021 achievement are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2021. Mr. Folse did not participate in the non-equity incentive plan as his employment agreement provides for Mr. Folse to receive an annual incentive bonus of $300,000, which is reported in the “Bonus” column of the Summary Compensation Table.

(2)

With the exception of Mr. Melville, the amount of the time-based stock award actually earned by the NEOs was approved by the Compensation Committee on January 21, 2021. With respect to Mr. Melville, the amount of the award actually earned by Mr. Melville was recommended by the Committee on January 21, 2021 and approved by the Board on January 28, 2021. Amounts actually earned for 2021 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2021.

(3)

The dollar amount of our time-based stock awards reflects the aggregate fair value determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. The market value at the grant date were based on the closing price of our common stock on the latest business day prior to the grant date.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2021.

	Options Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David R. (“Jude”) Melville, III	—	—	—	—	—	—

Gregory Robertson	7/31/2014	15,000	—	—	$17.11	07/31/2024

Philip Jordan	7/31/2014	7,500	—	—	$17.11	07/31/2024
	11/29/2012	10,000	—	—	$15.00	11/29/2022

Keith Mansfield	6/2/2016	40,000	—	—	$17.65	6/2/2026

Mark Folse	—	—	—	—	$—	—

	Outstanding Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(5) (#)		Market Value(4) of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. (“Jude”) Melville, III	48,385	(1)	$1,369,779	—	—
Gregory Robertson	18,570	(2)	$525,717	—	—
Philip Jordan	18,570	(2)	$525,717	—	—
Keith Mansfield	18,570	(2)	$525,717	—	—
Mark Folse	10,063	(3)	$284,884

(1)

Consists of 22,272 shares of restricted stock that vest on March 31, 2022, 17,897 shares of restricted stock that will vest on March 31, 2023, and 8,216 shares of restricted stock that will vest on March 31, 2024.

(2)

Consists of 8,608 shares of restricted stock that vest on March 31, 2022, 6,846 shares of restricted stock that will vest on March 31, 2023, and 3,116 shares of restricted stock that will vest on March 31, 2024.

(3)

Consists of 3,354 shares of restricted stock that vest on March 31, 2022, 3,354 shares of restricted stock that will vest on March 31, 2023, and 3,355 shares of restricted stock that will vest on March 31, 2024.

(4)	Based on the $28.31 closing price on the last trading day of 2021.
(5)	This column includes shares awarded in 2022 for 2021 performance.

Option Exercises and Stock Vested

The following table provides information regarding options exercised and the vesting of equity awards held by each of our named executive officers during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
David R. (“Jude”) Melville, III	100,000	$914,000	17,438	$417,291
Gregory Robertson	10,000	80,900	6,864	$164,256
Philip Jordan	15,000	$199,500	6,684	$164,256
Keith Mansfield	—	—	6,095	$145,853
Mark Folse	—	—	—	—

(1)	Computed using the difference between the closing market price upon the date of exercise and the option exercise price.
(2)	Value realized calculated by multiplying the number of shares vested during the fiscal year ended December 31, 2021 by the fair market value of the vested shares on the vesting date.

Nonqualified Defined Contribution Plans

The following table presents information relating to each NEO’s contributions, earnings and withdrawals with respect to b1BANK’s Supplemental Executive Retirement Plan (“SERP”) during 2021. Additional information about the SERP is described below under “Supplemental Executive Retirement Plan.”

Name	Executive Contributions in 2021 ($)	Company Contributions in 2021(1) ($)	Aggregate Earnings in 2021(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate balance at December 31, 2021 ($)
David R. (“Jude”) Melville, III	—	$142,233	—	—	$805,686
Gregory Robertson	—	$32,929	—	—	$32,929
Philip Jordan	—	$35,406	—	—	$214,068
Keith Mansfield	—	$19,545	—	—	$19,545
Mark Folse	—	—	—	—	—

(1)	The amounts reported are also reported under the “All Other Compensation” heading in the Summary Compensation Table and the “SERP” column in footnote 7 to the Summary Compensation Table.
(2)	No portion of the amounts in this column constitutes above-market or preferential earnings; thus, no portion of such amounts are included in the Summary Compensation Table.

Employment Agreements

b1BANK is a party to employment agreements with David (“Jude”) Melville, III and Mark Folse. A summary description of the employment agreement for each of Messrs. Melville and Folse is set forth below.

On November 6, 2019, the Bank entered into an Amended and Restated Executive Employment Agreement with David R. Melville, III, which amended and restated the existing Executive Employment Agreement, dated August 6, 2009, by and between the Bank and Mr. Melville. The following summary of the key provisions of the employment agreement is qualified by the full text of the employment agreement.

The employment agreement with Mr. Melville provides for an initial five-year term, and thereafter the employment agreement automatically renews for a one-year term unless either the Bank or Mr. Melville gives notice to the other party at least 90 days prior to the end of the term that the agreement will not be renewed. The employment agreement provides for Mr. Melville to receive a base salary of not less than $500,000 annually, as well as for Mr. Melville’s participation in benefit plans and incentive bonus plans offered by the Bank. Mr. Melville is also entitled to paid vacation, a vehicle allowance, a country club membership, and health insurance.

If Mr. Melville’s employment is terminated by the Bank without cause (as defined in the employment agreement) during the term of the agreement or if Mr. Melville terminates his employment for good reason (as defined in the employment agreement), he will be entitled to payment of an amount equal to three times the sum of (a) his then current annual base salary, plus (b) his average incentive bonus compensation for the three previous years, plus certain continued benefits. In addition, if Mr. Melville is terminated by the Bank without cause or if he terminates his employment for good reason, either three months prior to a change in control (as defined in the employment agreement) of the Company or the Bank or within 24 months following such a change-in-control, Mr. Melville will be entitled to payment of an amount equal to three times the sum of (a) his then current annual base salary, plus (b) his average incentive bonus compensation for the three previous years, plus certain continued benefits.

During the two-year period following the expiration or termination of the employment agreement, Mr. Melville has agreed to certain non-solicitation and non-competition terms that inure to the benefit of the Bank. The employment agreement also contains other customary covenants and conditions.

On January 22, 2020, the Bank entered into an Executive Employment Agreement with Mark Folse, as part of the merger with Pedestal Bancshares, Inc. with whom Mr. Folse had an employment agreement. Mr. Folse’s Executive Employment Agreement became effective on May 1, 2020. The following summary of the key provisions of the employment agreement is qualified by the full text of the employment agreement.

The employment agreement with Mr. Folse provides for a five-year term and provides for Mr. Folse to receive a base salary of not less than $350,000 annually, an annual incentive bonus of $300,000, as well as for Mr. Folse’s participation in certain welfare and benefit plans offered by the Bank. Mr. Folse also is entitled to paid vacation, a vehicle allowance, a country club membership, health insurance, and the Company maintains a bank-owned life insurance policy with a split dollar benefit of $1,000,000.

If Mr. Folse’s employment is terminated by the Bank without cause (as defined in the employment agreement) during the term of the agreement or if Mr. Folse terminates his employment for good reason (as defined in the employment agreement), he will be entitled to payment of an amount equal to the sum of his base salary and annual incentive, calculated on a monthly basis, multiplied by the number of months remaining of the five-year term plus 110% of the monthly cost to provide certain group benefits. Mr. Folse has advised the Bank that he intends to retire effective April 30, 2022.

During the two-year period following the expiration or termination of the employment agreement, Mr. Folse has agreed to certain non-solicitation and non-competition terms that inure to the benefit of the Bank. The employment agreement also contains other customary covenants and conditions.

Change in Control Agreements

On October 29, 2019, the Company entered into a Change in Control Agreement with Mr. Mansfield and on November 6, 2019, the Company and the Bank entered into Change in Control Agreements with Messrs. Robertson and Jordan. The Change in Control Agreements replaced the existing change in control agreements to which each of Messrs. Robertson, Jordan and Mansfield were a party. The following summary of the key provisions of the change in control agreements are qualified by the full text of the agreements.

Each agreement generally provides that, in the event that the officer is terminated by the Company or the Bank without cause (as defined in the change in control agreement), or if the officer terminates his employment for good reason (as defined in the change in control agreement), in either case during the period beginning three months before and ending 24 months after a change in control (as defined in the change in control agreement) of the Company or the Bank, the officer would be due a one-time payment equal to two times the sum of (a) the officer’s annual base salary, plus (b) the officer’s average incentive bonus compensation for the three previous years, plus certain continued benefits. The officer’ right to such a payment upon a change in control is subject to his compliance, during the two-year period following such change in control, with certain non-solicitation and non-competition terms that inure to the benefit of the Company and the Bank. In the event the officer is terminated outside of the prescribed period, or if he is terminated with cause or terminates his employment without good reason during the prescribed period, the officer would not be entitled to such payment.

Other Employment Arrangements

In addition to the employment agreement described above, b1BANK has entered into employment and/or compensation arrangements with certain of its officers with varying terms taking into consideration the nature of the position and the particular individual’s skills and experience. Our overall executive compensation program is designed to attract, motivate, reward, and retain key members of our management. A major goal of our compensation program is to align the compensation structure for our executives with shareholders’ interests and current market practices.

All of our officers serve at the pleasure of our board of directors. If any of these individuals leaves his or her respective position, our business, financial condition, results of operations may suffer.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments that would be made to each of the NEOs in various termination scenarios based on compensation, benefit and equity levels in effect on December 31, 2021. The amounts shown are estimates and assume that the termination occurred on December 31, 2021. The actual amounts to be paid can only be determined at the time of a NEO’s actual termination of employment. In accordance with SEC regulations, the following table does not report any amount to be provided to a NEO that does not discriminate in scope, terms or operation in favor of the Company’s executive officers and which is available generally to all salaried employees, and excludes (i) amounts accrued through December 31, 2021, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under the 401(k) plan and already vested equity awards.

The amounts shown for Mr. Melville in the table below are determined based on his employment agreement in effect as of December 31, 2021. The amounts shown for Messrs. Robertson, Jordan and Mansfield in the table below are determined based on their respective change in control agreements in effect as of December 31, 2021. As previously noted, Mr. Folse advised the Company of his plans to retire effective April 30, 2022. In conjunction with his retirement, Mr. Folse received $100,000 which represents the prorated share of Mr. Folse’s annual bonus.

Name	Incremental Compensation and Benefit Payments	Non-CIC Termination by Company Without Cause or by Executive for Good Reason under Agreement	CIC Termination by Company Without Cause or by Executive for Good Reason under Agreement

David R. Melville, III(1)(2)	Severance (3)	$3,299,376	$3,299,376
	Restricted Stock -- Accelerated Vesting (4)	672,108	672,108
	Health & Welfare Benefits (5)	16,217	16,217
	Totals	$3,987,701	$3,987,701

Greg Robertson	Severance (3)	---	$1,031,022
	Restricted Stock -- Accelerated Vesting (4)	---	261,188
	Health & Welfare Benefits (5)	---	24,326
	Totals	---	$1,316,536

Philip Jordan	Severance (3)	---	1,031,022
	Restricted Stock -- Accelerated Vesting (4)	---	261,188
	Health & Welfare Benefits (5)	---	24,326
	Totals	---	$1,316,536

Keith Mansfield	Severance (3)	---	$1,031,022
	Restricted Stock -- Accelerated Vesting (4)	---	261,188
	Health & Welfare Benefits (5)	---	24,326
	Totals	---	$1,316,536

(1)

The NEOs’ agreements include a “cutback” provision under which the executive’s change in control benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause the executive to receive more after-tax compensation than without a reduction. The amounts shown in this column do not reflect any reduction that might be made in this regard.

(2)

If during the term of his employment agreement, Mr. Melville’s employment is terminated due to disability, as defined in the employment agreement, or if he dies, he or his designated beneficiary, spouse or estate will be entitled to accrued but unpaid compensation up to the date of termination.

(3)

The executive must sign a general release in order to be entitled to receive these amounts. In the case of the NEOs other than Mr. Melville, the Company has the right to retain these amounts if the executive breaches the confidentiality, non-solicitation or non-competition covenants contained in the executive’s change in control agreement.

(4)	The value of the restricted stock units upon vesting is based on the closing market price per share of $28.31 as of December 31, 2021.

(5)

Mr. Melville is entitled to 12 months of continuing coverage under any benefit plans provided to Mr. Melville on the same premium cost sharing basis as prior to termination if his employment is terminated by the Company without cause, because of a change in control, or if he resigns for good reason. The other NEOs are entitled to 18 months of continuing medical, dental, vision and group life coverage on the same premium cost sharing basis as prior to termination if within 3 months prior to the change in control or within two years following the change in control the executive’s employment is terminated by the Company other than due to death, disability or for cause or if he resigns for good reason.

Equity Incentive Plans

In 2006, our board of directors adopted the 2006 Stock Option Plan pursuant to which we were permitted to issue stock options to purchase up to 1,500,000 shares of our common stock, all of which could be issued as either incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Although our 2006 Stock Option Plan expired on December 22, 2016 and we are no longer permitted to issue additional stock options under this plan, as of December 31, 2021, we had 113,547 outstanding and unexercised stock options, all of which are vested, that have been issued to our executive officers and key personnel and remain subject to the terms and conditions of the 2006 Stock Option Plan until they are exercised or forfeited. As of December 31, 2021, the weighted average exercise price of the stock options issued under our 2006 Stock Option Plan was $17.06.

On June 29, 2017, our shareholders approved our 2017 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of various types of equity grants and awards, including incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards to eligible participants, which includes our employees, directors and consultants. The Plan has reserved 500,000 shares of common stock for grant, award, or issuance to eligible participants, all of which may be subject to incentive stock option treatment. Shares allocable to awards that are terminated, forfeited, or repurchased by the Company are available to be granted again. The Plan is administered by the Compensation Committee of the Company’s board of directors, which determines, within the provisions of the Plan, those eligible participants to whom, and the times at which, grants and awards will be made. As of December 31, 2021, awards with respect to 224,666 shares of common stock remain available for grant.

Our Plan is intended to provide certain of our officers, directors, and employees the opportunity to acquire a proprietary interest in our success by granting various types of equity grants and awards to such individuals. Specifically, the plans are intended to advance our interests by (1) enabling us to attract and retain the best available individuals for positions of substantial responsibility; (2) providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and (3) rewarding officers, directors and employees for their contributions.

Our Plan is administered by the Compensation Committee of our board of directors. Compensation Committee has authority with respect to the plan to:

●	modify the requirements of the plan to conform with the law or to meet special circumstances not anticipated or covered in the plan;

●	establish policies; and

●	adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the plan.

Under the plan, the aggregate fair market value (determined as of the date an option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000. The option price to be paid upon exercise of an Incentive Stock Option or a Non-Qualified Option is determined by the Compensation Committee, but in no event may such price be less than the fair market value per share of our common stock on the date of the grant.

The Compensation Committee has the discretion to fix the period during which any option (including Incentive Stock Options and Non-Qualified Options) may be exercised, provided that no options may be exercised more than 10 years after the date of grant. However, expiring options may be amended and extended at the discretion of the Compensation Committee. Each option may be exercised upon such terms and conditions as the Compensation Committee determines. In making any determination as to whom options shall be granted, and as to the number of shares to be covered by such options, the Compensation Committee considers the duties of the respective officers, directors and employees, their present and potential contributions to our success, profitability and growth, and such other factors as the committee deems relevant in connection with accomplishing the purposes of the Plan.

Supplemental Executive Retirement Plan

b1BANK maintains a Supplemental Executive Retirement Plan (“SERP”) which provides a select group of management with salary continuation benefits upon their retirement, or death benefits to their named beneficiary in the event of their death. The SERP, which was established August 1, 2009, is an unfunded nonqualified deferred compensation plan where certain executives of b1BANK are selected to participate in the plan at the discretion of the board of directors. SERP benefits are based upon the position and salary of the executive officer at retirement, disability, or death. Normal retirement benefits under the plan for Tier I executive officers are equal to 50% of the participant’s average compensation, payable over the longer of 180 months or the participant’s life. Normal retirement benefits under the plan for Tier II executives are equal to 25% of the participant’s average compensation, payable over 180 months. The SERP is administered by The Pangburn Group, who also provide guidance to b1BANK relating to the valuation method and assumptions.

Benefits are also available in the event of death, disability, or early retirement. Under the early retirement provisions for certain executives, if separation from service occurs after reaching early retirement age and prior to normal retirement age, b1BANK will pay the executive a reduced benefit equal to the vested accrued benefit calculated as of the early retirement date, payable in 180 equal monthly installments beginning on the normal retirement date. For other executives, instead of an early retirement benefit, the separation from service benefit prior to normal retirement age provides the executive with a separation from service benefit equal to the participant’s vested accrued benefit payable in 180 equal monthly installments commencing within 30 days of the date of separation. The early retirement age means the date the executive attained age fifty-five and completed 10 years of service. The normal retirement age is the date the executive attained age sixty-five.

In the event the participant dies prior to the commencement of benefits under the plan, the executive’s beneficiary will be entitled to a survivor’s benefit which equals the amount of the vested accrued benefit, calculated as of the date of death, and payable in a single lump sum within 90 days following the date of death. If the executive dies after the commencement of benefits but prior to receiving all such payments due and owing under the plan, the unpaid balance of the payments will continue to be paid to the executive’s beneficiary for the remainder of the payout period.

If the participant becomes disabled prior to commencement of benefits under the plan, a disability benefit equal to the executive’s vested accrued benefit calculated as of the disability date shall be payable in 180 equal monthly installments commencing within 30 days of the disability determination date.

Upon a change of control prior to separation from service, the participant shall become 100% vested in his or her accrued benefit, calculated as of the effective date of the change of control. b1BANK will pay the executive the change of control benefit in a single lump sum amount within 30 days following that date.

For purposes of calculating the participant’s vested accrued benefit, the executive shall become 100% vested upon completion of ten years of service and the attainment of age fifty-five. Prior to the completion of ten years of service and the attainment of age fifty-five, the participant shall be zero percent vested. However, in the event of a participant’s death or disability, or a change in control, the executive shall become one hundred percent vested.

The benefits under the SERP will be paid out of the general unrestricted assets of b1BANK. The Bank has elected to purchase life insurance contracts, more specifically Bank Owned Life Insurance (“BOLI”), each of which may be used as a source of liquidity to fund these future benefits. b1BANK is the owner and beneficiary of these life insurance policies, which are general assets of the Bank.

Split-Dollar Agreement

b1BANK owned two split-dollar endorsement policies covering the life of the former Chairman Emeritus, Charles E. “Buddy” Roemer, III. Under the terms of the August 1, 2009 agreement, the Bank was entitled to a share of the policy proceeds equal to the dollar amount of cumulative premiums paid for the policies. Following Mr. Roemer’s passing, the remainder of the policy proceeds were paid to the Chairman Emeritus’ beneficiaries.

Director Compensation

Non-employee director compensation is determined by the Board, based on the recommendation of the Compensation Committee. Directors who are employed by b1BANK receive no compensation for Board or committee service. During 2021, each non-employee director who served on the Board also served on the Bank Board. In October 2020, Pearl Meyer conducted a director compensation review and, after considering the results of that review, our director compensation plan was amended, effective November 1, 2020, to discontinue per meeting fees in favor of increasing the retainers. Our Chairman receives a monthly retainer of $12,583 and a monthly auto allowance of $894. Each non-employee director receives a monthly retainer of $1,500. Each Committee Chairperson receives an additional monthly retainer determined by the responsibilities and expectations of such position. Committee members also receive a retainer equal to half of the retainers for such committee’s chairperson. Our Chairman does not receive a retainer for his service on committees. The non-employee directors also receive an annual retainer in unrestricted shares of the Company’s common stock. The number of shares to be granted is determined based on the closing price of the Company’s common stock on the day before the grant date.

The following table sets forth compensation paid, earned or awarded during 2021 to each of our directors and the directors of b1BANK, other than directors who are also named executive officers, whose compensation is described in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Other Compensation ($)		Stock Awards ($)		Total ($)

Drew C. Brees	13,500			1,499	(1)	15,000
James J. Buquet, III	28,000	—		10,998	(2)	38,998
Carol M. Calkins	27,000	—		7,873	(2)	34,873
Ricky D. Day	24,000	—		10,998	(2)	34,998
John Ducrest	15,000			2,997	(1)	17,997
Robert S. Greer, Jr.	151,000	10,728	(3)	13,488	(2)	175,216
J. Vernon Johnson	27,000	—		10,998	(2)	37,998
Rolfe H. McCollister, Jr.	25,000	—		13,488	(2)	38,488
Andrew D. McLindon	27,000	—		13,488	(2)	40,488
Patrick E. Mockler	29,000	—		13,488	(2)	42,488
David A. Montgomery, Jr.	33,000	—		13,488	(2)	46,488
Arthur J. Price	30,000	—		13,488	(2)	43,488
John Graves(4)	2,000			7,494	(2)	9,494
Kenneth Wm. Smith	28,000	—		13,488	(2)	41,488
Keith A. Tillage	24,000	—		9,752	(2)	33,752
Steven G. White	30,000	—		13,488	(2)	43,488

(1)

Represents the aggregate fair market value of shares of our common stock that were granted on May 27, 2021. The value of shares issued was based upon a per share value of $24.17, which was the closing price for shares of the Company’s common stock on the date of grant. Each director’s total ownership of Company common stock, including all outstanding stock awards, may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 46.

(2)

Represents the aggregate fair market value of shares of our common stock that were granted on February 25, 2021 and May 27, 2021. The value of shares issued on February 25, 2021 was based upon a per share value of $22.64 and the value of the shares issued on May 27, 2021 was $24.17, which were the closing prices for shares of the Company’s common stock on the date of grant. Each director’s total ownership of Company common stock, including all outstanding stock awards, may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 46.

(3)	Consists of an auto allowance of $10,728.
(4)	Mr. Graves passed away in January 2021.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our current articles of incorporation and bylaws.

CEO Compensation Pay Ratio

The guiding principles of compensation set forth by the Compensation Committee and described in the CD&A form the foundation for the Company’s compensation and benefits philosophy for all employees. Accordingly, our compensation and benefit programs are designed to encourage and reward all employees who contribute to our success. We strive to ensure that the compensation of every employee reflects the level of their job impact and responsibilities and is benchmarked to be competitive in the market where the associate is geographically located. The Company’s employees are primarily residents of Louisiana, Texas, and Mississippi, where the Company has physical locations. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following ratio of the median annual total compensation of our employees (excluding our Chief Executive Officer from this median calculation) and the annual total compensation of our CEO. The pay ratio below is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry as those other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

•	The median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $72,640; and
•	The total annual compensation of our Chief Executive Officer was $2,025,470, as reported in the Summary Compensation Table of this proxy statement.

Based on this information, for 2021 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 28:1.

To identify the median of the annual total compensation of all our employees, we took the following steps:

1. We identified our median employee based on our employee population as of December 31, 2021.

2. To identify the “median employee” from our employee population, we compared the wages of our employees as reflected in our payroll records and reported on Form W-2 for 2021. We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation.

3. Since all of our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying our “median employee.”

4. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of the pay ratio rules, resulting in annual total compensation of $72,640. This amount is different (greater) than the amount reported to our median employee in Box 1 of Form W-2 because it includes some non-taxable items, such as the value of our contributions to the 401(k) plan, premiums we pay for life insurance, as well as premiums we pay for medical insurance. We calculated the annual total compensation of our median employee on this basis because it permits us to more accurately compare the total compensation received by this employee to the total compensation of our CEO.

5. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table included in this proxy statement, as required under the pay ratio rules.

Risk Assessment of Compensation Policies and Practices

In connection with its evaluation and review of our policies and practices of compensating employees, including executives and nonexecutive employees, as such policies and practices relate to risk management practices and risk-taking, the Compensation Committee of our board of directors has determined that our compensation plans and practices are not likely to have a material adverse effect on Business First.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Person Transactions

Transactions by b1BANK or us with related persons are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by b1BANK with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by b1BANK to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the Nasdaq Global Select Market concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of Business First Bancshares, Inc. include directors (including nominees for election as directors), executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Nominating/Corporate Governance Committee for approval. In determining whether to approve a related person transaction, the Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Person Transactions Policy is available on our website at www.b1bank.com under “Shareholder Info.”

Related Person Transactions

Since January 1, 2019, other than the compensation arrangements with directors and executive officers described in the “Executive Compensation” section above and the arrangement described under “Ambassador Agreement” and Ordinary Banking Relationships” below, there have been no transactions, and no such transactions are proposed, in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed $120,000; and

●

any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ambassador Agreement

On March 15, 2021, the Bank entered into an Ambassador Agreement with an entity affiliated with Mr. Brees (Brees Company, Inc., the “Licensor”), pursuant to which the Licensor has agreed to license Mr. Brees’ name, image and likeness for use by b1BANK and the Company. The Ambassador Agreement also contemplates that Mr. Brees will serve on the boards of b1BANK and the Company. The Ambassador Agreement requires aggregate payments of approximately $2.5 million over its five-year term.

Ordinary Banking Relationships

Certain of our officers, directors, and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have participated in transactions with, b1BANK or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Such related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this Report, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors, and principal shareholders, as well as their immediate family members and affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 17, 2022 (except where otherwise noted), by (1) our directors and executive officers, (2) each person who is known by us to own beneficially 5% or more of our common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, our management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person. Unless otherwise indicated below, the address for each of the listed beneficial owners is 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801.

	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Directors
Drew C. Brees(2)	3,687	*
James J. Buquet, III(3)	143,309	*
Carol M. Calkins	331	*
Ricky D. Day	246,790	1.1%
John P. Ducrest	4,674	*
Mark P. Folse(4)	141,080	*
Robert S. Greer, Jr.	20,719	*
J. Vernon Johnson(5)	333,032	1.5%
Rolfe H. McCollister, Jr.(6)	87,545	*
Andrew D. McLindon	34,119	*
David R. Melville, III(7)	181,839	*
Patrick E. Mockler	13,352	*
David A. Montgomery, Jr.	8,557	*
Arthur J. Price(8)	16,219	*
Kenneth Wm. Smith	43,719	*
Keith A. Tillage	698	*
Steven G. White(9)	37,468	*
Non-Director Executive Officers
Philip Jordan(10)	72,208	*
Gregory Robertson(11)	55,616	*
Keith Mansfield(12)	81,628	*
Other Executive Officers	39,552
Directors and Executive Officers as a group (24 persons)	1,567,160	7%

*	Indicates ownership which does not exceed 1.0%.

(1)

The percentage beneficially owned was calculated based on 22,564,607 shares of our common stock issued and outstanding as of April 5, 2022 (rounded to the nearest tenth of a percent). Percentages assume exercise of all options that are vested or will vest within 60 days with respect to each reporting person only.

(2)

Includes 3,625 shares held by Brees Family Trust UA 07/08/04, of which Mr. Brees is the trustee. Mr. Brees disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest.

(3)

Includes (i) 6,110 shares held by Buquet III Children's 1998 Trust, (ii) 64,085 shares held by The Buquet Family 2012 Trust, (iii)3,925 shares held by James Buquet IV Trust No.2, (iv) 11,389 shares held by Mary Mercer Buquet Trust No. 2, and (v) 32,003 shares held jointly with spouse. Total includes 57,331 pledged shares. Mr. Buquet disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest.

(4)	Includes (i) 6,709 shares of unvested restricted stock, 3,321 of which will vest on March 31, 2023, and 3,421 of which will vest on March 31, 2024.
(5)

Includes (i) 54,848 shares held by Robert Barrett Johnson Trust, (ii) 54,848 shares held by Eric Paul Johnson Trust 2004, and (iii) 222,867 shares held jointly with spouse. Mr. Johnson disclaims any beneficial ownership of shares owned by the trusts listed above except to the extent of his pecuniary interest.

(6)	Includes 5,000 shares held by Mr. McCollister’s spouse.
(7)

Includes (i) units of employer stock fund through Business First’s 401(k) plan equivalent to approximately 5,865 shares as of March 31, 2022 and (ii) 26,113 shares of unvested restricted stock, 17,897 of which will vest on March 31, 2023, and 8,216 shares of which will vest on March 31, 2024. Total includes 96,288 pledged shares.

(8)	Includes 11,000 shares held by PEMP Investments, LLC, a company controlled by Mr. Price.
(9)

Includes 29,749 shares held by William A. Robinson Trust, an entity for which Mr. White serves as business manager and substitute trustee and as such shares voting and investment power over such shares. Mr. White disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest.

(10)

Includes (i) 9,962 shares of unvested restricted stock, 6,846 of which will vest on March 31, 2023, and 3,116 of which will vest on March 31, 2024; (ii) units of employer stock fund through Business First’s 401(k) plan equivalent to approximately 10,610 as of March 31, 2022; (iii) 4,000 shares held by Mr. Jordan’s individual retirement account; (iv) 6,300 shares held by Jordan Family Holdings, LLC, an entity of which Mr. Jordan is a member but disclaims any beneficial ownership except to the extent of his pecuniary interest; and (v) vested options to purchase 17,500 shares of common stock.

(11)

Includes (i) 9,962 shares of unvested restricted stock, 6,846 of which will vest on March 31, 2023, and 3,116 of which will vest on March 31, 2024; and (ii) vested options to purchase 15,000 shares of common stock.

(12)

Includes (i) 9,962 shares of unvested restricted stock, 6,846 of which will vest on March 31, 2023, and 3,116 of which will vest on March 31, 2024; and (ii) vested options to purchase 40,000 shares of common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the reports furnished to us, or written representations from persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2021, our directors, executive officers and shareholders with greater than ten percent of our common stock timely filed all reports they were required to file under Section 16(a) except for the following: Messrs. Buquet, Day, Ducrest, Folse, Greer, Jackson, Johnson, Lee, Mansfield, McCollister, Melville, Mockler, Montgomery, Price, Robertson, Smith, Tillage and White and Ms. Calkins and Robertson each filed one late transaction report on Form 4; Mr. Brees and Ms. Strong each filed a late initial statement of ownership on Form 3; Messrs. Hingle, Jordan and McLindon each filed two late transaction reports on Form 4; and Mr. McDonald filed two late transaction reports on Form 4 and a late initial statement of ownership on Form 3.

PROPOSAL TWO – THE SAY-ON-PAY PROPOSAL

Pursuant to Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, you are being asked to approve, on a non-binding, advisory basis, the compensation for the Company’s named executive officers, or NEOs, for 2021 as described further in the Executive Compensation section of this proxy statement. This is the second year that the Company is asking shareholders to approve, on a non-binding, advisory basis, the compensation for the Company’s NEOs. Accordingly, you should carefully review the Executive Compensation section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

The Say-on-Pay Proposal is intended to give shareholders the opportunity to express their views on the Company’s compensation program for NEOs. This vote is not intended to address any specific NEO or specific item of compensation. Rather, the vote is to address the Company’s overall compensation program and the policies and decisions supporting that program. The Company believes that the current mix of compensation elements provides NEOs with a total compensation package that is reasonable, competitive within the market, reflective of each NEO’s personal performance, and in accordance with the applicable regulatory guidelines and requirements. Further, the current compensation program allows the Company to attract and retain experienced executives who can create long-term shareholder value.

Accordingly, we ask that you indicate your support for the compensation of the Company’s NEOs by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting: “Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation rules of the SEC in the compensation tables and narrative discussion.” Because this is an advisory vote, it will not be binding upon the board of directors. However, the Compensation Committee will consider the outcome of the vote when determining future executive compensation arrangements.

Your board of directors recommends a vote “FOR” the Say-on-Pay Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs. If you submit a completed proxy, the persons named in the enclosed proxy will vote “FOR” the Say-on-Pay Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, unless you indicate a vote against the proposal or abstain from voting by marking the proxy to that effect.

PROPOSAL THREE – APPROVAL OF AMENDMENT TO 2017 EQUITY INCENTIVE PLAN

The Company is asking shareholders to approve the 2022 Amendment to the 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan” or the “plan”). The plan was adopted by the Company’s board of directors on April 27, 2017 and approved by the Company’s shareholders on June 29, 2017. The 2022 Amendment to the 2017 Equity Incentive Plan was adopted by the board of directors, subject to shareholder approval, on April 28, 2022, based on the recommendation of the Compensation Committee of the board of directors. If approved by the shareholders, the 2022 Amendment to the 2017 Equity Incentive Plan will become effective as of June 1, 2022.

The more significant features of the 2022 Amendment to the 2017 Equity Incentive Plan are described below. The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the 2022 Amendment to the 2017 Equity Incentive Plan. To aid your understanding, the full text of the 2022 Amendment to the 2017 Equity Incentive Plan and 2017 Equity Incentive Plan, as proposed for approval by shareholders, is provided in Appendix A to this proxy statement.

Summary of Amendments

The 2022 Amendment to the 2017 Equity Incentive Plan includes the following amendments, which have been approved by the board of directors, subject to approval of the shareholders at the Annual Meeting:

●	increases the maximum number of shares that can be granted under the plan from 500,000 to 900,000 shares, an increase of 400,000; and

●	adds a provision authorizing the Administrator of the Plan to accelerate vesting under certain circumstances.

The Company believes that increasing the number of shares reserved for issuance is necessary for the Company to continue to offer a competitive compensation program because equity incentive awards, designed to reward long-term growth and profitability, to align compensation with shareholder interests and to attract and retain highly qualified executives, are a fundamental component of the Company’s total compensation program, as discussed further in the “Compensation Discussion and Analysis” section of this proxy statement. The Compensation Committee anticipates that the shares of common stock that will be available for new award grants under the 2022 Amendment to the 2017 Equity Incentive Plan if shareholders approve this proposal will provide the Company with flexibility to continue to grant equity awards under the 2022 Amendment to the 2017 Equity Incentive Plan for approximately two years following the Annual Meeting. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares awarded in any one year or from year to year may change based on any number of variables, such as the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in the Company’s equity grant practices, changes in the number of employees, whether and to what extent vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the number of shares that become available for new award grants pursuant to the terms of the plan (for example, as a result of forfeitures), and changes in how the Company chooses to balance total compensation between cash and equity-based awards.

As of April 1, 2022, the Company had 146,948 shares authorized under the 2017 Equity Incentive Plan remaining available to be granted in connection with awards under the Plan. As discussed further in the “Director Compensation” section of this proxy, in addition to a monthly retainer of $1,500, the non-employee directors receive an annual retainer in unrestricted shares of the Company’s common stock. The number of shares to be granted is determined based on the closing price of the Company’s common stock on the day before the grant date, so the number of shares to be granted is not determinable until such date. On May 1, 2022, the Company anticipates granting unrestricted shares to the non-employee directors with an aggregate grant value of $270,000 in connection with the annual retainer grants. Accordingly, following such grant of unrestricted shares to non-employee directors, there will be an estimated 135,675 shares available for grant under the 2017 Equity Incentive Plan prior to the 2022 Amendment. This estimation was calculated using the closing share price on April 1, 2022.

If shareholders approve this proposal, approximately 535,675 shares will be authorized for future grant under the 2017 Equity Incentive Plan, including those shares remaining of the 500,000 shares originally authorized under the 2017 Equity Incentive Plan.

If shareholders do not approve the 2022 Amendment to the 2017 Equity Incentive Plan, the Company may continue to grant awards under the existing 2017 Equity Incentive Plan, although the shares remaining available under the 2017 Equity Incentive Plan may not be sufficient for the Company’s anticipated future needs.

Your board of directors recommends a vote “FOR” the 2022 Amendment to the 2017 Equity Incentive Plan. If you submit a completed proxy, the persons named in the enclosed proxy will vote “FOR” the approval of the Amendment to the 2022 Amendment to the 2017 Equity Incentive Plan, unless you indicate a vote against the proposal or abstain from voting by marking the proxy to that effect.

PROPOSAL FOUR – RATIFICATION OF AUDIT FIRM

Pursuant to the recommendation of the Audit Committee, the Board has appointed Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

At the annual meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Dixon Hughes Goodman LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present at the live webcast of the annual meeting or represented by proxy at the annual meeting. Representatives of Dixon Hughes Goodman LLP are expected to be present at the annual meeting, will be given an opportunity to make a statement (if they desire to do so) and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year is not required by the Company’s bylaws, state law or otherwise. However, the board of directors is submitting the selection of Dixon Hughes Goodman LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Dixon Hughes Goodman LLP. Even if the selection of Dixon Hughes Goodman LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2022 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

Your board of directors unanimously recommends a vote “FOR” the proposal to ratify Dixon Hughes Goodman LLP as the independent auditor for the Company for the year ending December 31, 2022. If you submit a completed proxy, the persons named in the enclosed proxy will vote “FOR” the proposal to ratify the appointment of Dixon Hughes Goodman LLP as the independent auditor for the Company for the year ending December 31, 2022, unless you indicate a vote against the proposal or abstain from voting by marking the proxy to that effect.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee’s general role is to assist the board of directors in overseeing the financial reporting process and related matters of the Company and its consolidated subsidiaries, including b1BANK. The Audit Committee has adopted a written charter, available on our website at www.b1bank.com under “Shareholder Info,” and during the year the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Each member of the committee is “independent” as that term is defined by the Nasdaq Stock Market rules applicable to audit committee members. David A. Montgomery, Jr. qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act and has the requisite accounting or related financial expertise required by applicable SEC rules.

The Audit Committee reviewed and discussed with management and Dixon Hughes Goodman LLP the audited financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board, the rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, discussed with the independent auditor the independent auditor’s independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and Dixon Hughes Goodman LLP. In giving its recommendation to the board of directors, the Audit Committee has relied on (1) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the reports of Dixon Hughes Goodman LLP with respect to those financial statements.

Based on the review and discussion referenced above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the board of directors

James J. Buquet, III Carol M. Calkins J. Vernon Johnson	David A. Montgomery, Jr., Chairman Steven G. White

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2023 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the proxy statement for our 2023 annual meeting may do so by following the procedures set forth in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by us at our principal executive offices, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, addressed to Saundra Strong, Corporate Secretary, no later than January 11, 2023. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8. However, as the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, under our bylaws, a shareholder who wishes to nominate an individual for election to our board of directors directly or to propose any business to be considered at an annual meeting (other than matters brought under Rule 14a-8) must deliver advance written notice of that nomination or business to us following certain procedures contained in our bylaws. To be timely, the notice must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2022 annual meeting, unless our 2023 annual meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the 2022 annual meeting. In that case, to be timely, notice must be delivered not later than the close of business on the tenth day following the date on which notice of the date of the 2023 annual meeting is given or public disclosure of the date of the 2023 annual meeting is made, whichever occurs first.

To be in proper form, a shareholder’s notice must include all of the information about the proposal or nominee required by our bylaws. You may obtain a copy of our bylaws upon written request to our Corporate Secretary at our principal executive offices. The chairman of the annual meeting may refuse to acknowledge any director nomination, or the proposal of any business not made in compliance with the procedures contained in our bylaws.

OTHER MATTERS

Our board of directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying notice. However, if any other matters properly come before the annual meeting or any adjournments or postponements thereof, the proxy holders will vote or abstain thereon in their discretion.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

We will bear all costs associated with the 2022 annual meeting, including the cost of soliciting proxies. We may solicit proxies by mail, personal interview, telephone, email, or other electronic means. No director, officer or employee will be paid any additional compensation for any solicitation activities, although we will reimburse to them any out-of-pocket expenses. We may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies and may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of our common stock with an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the annual meeting.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including any amendments thereto, as filed with the SEC, to any shareholder upon written request to Business First Bancshares, Inc., ATTN: Corporate Secretary, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801. The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, is also available free of charge on our website, www.b1bank.com, under “Shareholder Info.”

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes and any amendments thereto, for the year ended December 31, 2021, as filed with the SEC, accompanies but does not constitute part of this proxy statement.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

Year Ended
December 31,
(Dollars in thousands, except per share data)	2021

Total Year-to-Date Average Assets	$4,403,670
Total Year-to-Date Average Assets	$425,692

Net Income:
Net income	$52,136
(Gains) losses on former bank premises and equipment, net of tax	799
(Gains) losses on sale of securities, net of tax	(299)
(Gains) on sale of branch, net of tax	(354)
Acquisition-related expenses, net of tax	407
Stock option exercises (founder's grants), net of tax	-
Occupancy and bank premises - hurricane repair, net of tax	1,230
Core net income	$53,919

Return on average assets	1.18%
Core return on average assets	1.22%

Interest Income:
Interest income	$170,438
Core interest income	170,438
Interest Expense:
Interest expense	16,554
Core interest expense	16,554
Other Income:
Other income	35,782
(Gains) losses on former bank premises and equipment	1,010
(Gains) losses on sale of securities	(378)
(Gains) on sale of branch	(492)
Core other income	35,922
Other Expense:
Other expense	117,061
Acquisition-related expenses	(515)
Stock option exercises - excess taxes (founder's grants)	-
Occupancy and bank premises - hurricane repair	(1,556)
Core other expense	$114,990

Efficiency Ratio:
Other expense (a)	$117,061
Core other expense (c)	$114,990
Net interest and other income (1) (b)	$189,288
Core net interest and other income (1) (d)	$189,806
Efficiency ratio (a/b)	61.84%
Core efficiency ratio (c/d)	60.58%

(1) Excludes gains/losses on sales of securities.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

Year Ended
December 31,
(Dollars in thousands, except per share data)	2021

Interest Income:
Interest income	$170,438
Core interest income	170,438
Interest Expense:
Interest expense	16,554
Core interest expense	16,554
Provision for Loan Losses: (b)
Provision for loan losses	8,047
Core provision expense	8,047
Other Income:
Other income	35,782
(Gains) 1osses on former bank premises and equipment	1,010
(Gains) 1osses on sale of securities	(378)
(Gains) on sale of branch	(492)
Core other income	35,922
Other Expense:
Other expense	117,061
Acquisition-related expenses (2)	(515)
Occupancy and bank premises - hurricane repair	(1,556)
Core other expense	114,990
Provision for Income Taxes: (1)
Provision for income taxes	12,422
Tax on (gains) losses on former bank premises and equipment	211
Tax on (gains) losses on sale of securities	(79)
Tax on (gains) on sale of branch	(138)
Tax on acquisition-related expenses (2)	108
Tax on occupancy and bank premises - hurricane repair	326
Core provision for income taxes	12,850
Net Income:
Net income	52,136
(Gains) losses on former bank premises and equipment, net of tax	799
(Gains) losses on sale of securities, net of tax	(299)
(Gains) on sale of branch	(354)
Acquisition-related expenses (2), net of tax	407
Occupancy and bank premises - hurricane repair, net of tax	1,230
Core net income	$53,919

Average Diluted Shares Outstanding	20,634,281

Diluted Earnings Per Share:
Diluted earnings per share	$2.53
(Gains) losses on former bank premises and equipment, net of tax	0.04
(Gains) losses on sale of securities, net of tax	(0.02)
(Gains) on sale of branch	(0.02)
Acquisition-related expenses (2), net of tax	0.02
Stock option exercises (founder's grants), net of tax	-
Occupancy and bank premises - hurricane repair, net of tax	0.06
Core diluted earnings per share	$2.61

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.00% for 2021 and 2020. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

Appendix A

2022 AMENDMENT TO

THE BUSINESS FIRST BANCSHARES, INC.

2017 EQUITY INCENTIVE PLAN

(adopted by the Company’s Board of Directors on April 28, 2022) (approved by the Company’s shareholders on          , 2022)

This Amendment (this “Amendment”) to the Business First Bancshares, Inc. 2017 Equity Incentive Plan (as may be amended from time to time, the “Plan”) is made as of the date approved by the Company’s shareholders. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Section 18(a) of the Plan permits the Board to amend the Plan except for those amendments that are required by law to be approved by the Company’s shareholders;

WHEREAS, the Board desires to amend the Plan to increase the number of Shares available for grant under the Plan and to incorporate certain other changes recommended to the Board by the Company’s Compensation Committee and advisors;

WHEREAS, this Amendment shall be submitted to the Company’s stockholders for approval, and shall become effective as of June 1, 2022 (the “Effective Date”);

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect;

WHEREAS, the Plan has reserved 500,000 shares of common stock for grant, award, or issuance to eligible participants, all of which may be subject to incentive stock option treatment;

WHEREAS, the Company wishes to increase the maximum number of shares that can be granted under the plan from 500,000 to 900,000 shares, an increase of 400,000.

WHEREAS, as of December 31, 2021, awards with respect to 224,666 shares of common stock remained available for grant. In the first quarter of 2022 awards were made to the Company’s employees that totaled 122,743 and equity awards will be granted to the Company’s directors in May 2022 further reducing the shares of common stock available for grant;

WHEREAS, the Company believes that increasing the number of shares reserved for issuance is necessary for the Company to continue to offer a competitive compensation program because equity incentive awards, designed to reward long-term growth and profitability, to align compensation with shareholder interests and to attract and retain highly qualified employees, are a fundamental component of the Company’s total compensation program; and

WHEREAS, the Board anticipates that the shares of common stock that will be available for new award grants under this 2022 Amendment to the 2017 Equity Incentive Plan if shareholders approve this proposal will provide the Company with flexibility to continue to grant equity awards under the 2022 Amendment to the 2017 Equity Incentive Plan for approximately two years following the approval.

Appendix A

NOW, THEREFORE, pursuant to Section 18(a) of the Plan, the Plan is hereby amended as follows, effective as of the Effective Date:

Amendment 1 - Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

3.	Stock Subject to the Plan.

(a)         Basic Limitation. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall not exceed nine hundred thousand (900,000) Shares, all of which may be subject to Incentive Stock Option treatment. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

Amendment 2 - Section 8 of the Plan is hereby amended and a new Section 4(g) is hereby added to the Plan as follows:

8.	Restricted Stock.

(g)         Retirement. For purposes of this Section “Retirement” shall mean either Standard Retirement (as defined below) or the Rule of 75 (as defined below). Upon your Retirement, vesting of your Restricted Stock may, in the Administrator’s sole discretion, be accelerated to the extent provided in Section 8(g)(i) or Section 8(g)(ii) (but not to the extent provided under both provisions together), whichever results in the greater number of Shares of Restricted Stock vesting:

i.

If a Participant retires at or after age 60 (“Standard Retirement”), then all Shares of Restricted Stock that were scheduled to vest within a number of whole years from the date of the Retirement determined by dividing the number of years that the Participant has been employed by the Company by three (3), rounded down to the nearest whole number of years, may vest as of the date of the Participant’s Retirement. No vesting acceleration shall occur for any periods of employment of less than five (5) years; or

ii.

If, when the Participant terminates employment with the Company, the age plus years of service (in each case measured in complete, whole years) equals or exceeds 75 (“Rule of 75”), then all Shares of Restricted Stock that were scheduled to vest within three years of the date of the Participant’s Retirement may vest as of the date of the Participant’s Retirement.

Appendix A

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Business First Bancshares, Inc. 2017 Equity Incentive Plan, as of the date first indicated above.

BUSINESS FIRST BANCSHARES, INC.

By:
David R. Melville, III
President and Chief Executive Officer

Appendix A

(m)     “Company” means Business First Bancshares, Inc., a Louisiana corporation, or any successor thereto.

(n)     “Consultant” means any natural person, including an advisor, who is engaged by the Company, or any Parent or Subsidiary, to render bona fide consulting or advisory services to such entity and who is compensated for those services; provided, however, that the term “Consultant” does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Bank or the Company or who are not compensated by the Bank or the Company for their services as Directors, (iii) securities promoters, (iv) independent agents, franchisees and salespersons who do not have employment relationships with the Company from which they derive at least fifty percent (50%) of their annual income, or (v) any other person who would not be a “consultant” or “advisor” as defined under Rule 701 of the Securities Act or any applicable rulings or regulations interpreting Rule 701.

(o)     “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 16 hereof.

(p)     “Director” means a member of the Board.

(q)     “Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a total and permanent disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)     “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

(s)     “Employee” means any person, including officers and Directors, employed by the Company or the Bank, or any Parent or Subsidiary. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, the Bank or any Parent or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company, the Bank or any Parent or Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or the Bank is not so guaranteed, then three (3) months following the ninety first (91st) day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company, the Bank or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company, the Bank or any Parent or Subsidiary.

(t)     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Appendix A

(u)     “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.

(v)     “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)     if the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii)     in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(w)     “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(x)     “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)     “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(z)     “Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(aa)     “Outside Director” means an “outside director” within the meaning of Section 162(m) of the Code.

(bb)     “Parent” means a “parent corporation” with respect to the Company or the Bank, whether now or hereafter existing, as defined in Section 424(e) of the Code.

Appendix A

(cc)     “Participant” means a Service Provider who has been granted an Award under the Plan.

(dd)      “Performance Goals” means goals which have been established by the Administrator in connection with an Award and are based on one or more of the following criteria, as determined by the Administrator in its absolute and sole discretion: growth in interest income and expense; net-income; net interest margin; efficiency ratio; reduction in non-accrual loans and non-interest expense; growth in non-interest income and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (e.g., fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios; credit quality measures; return on assets; return on equity; economic value of equity; compliance and regulatory ratings; internal controls; enterprise risk measures (e.g., interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); volume in production or loans; cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; profit margin; earnings per Share; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per Share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common shares; return on investment; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; customer satisfaction; or total return to stockholders.

(ee)     “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(ff)     “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(gg)     “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(hh)     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)     “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

Appendix A

(jj)     “Restricted Stock Unit” means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(kk)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll)     “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm)     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(nn)     “Service Provider” means an Employee, Director or Consultant to the Bank or the Company.

(oo)     “Share” means a share of Common Stock, as adjusted in accordance with Section 15 hereof.

(pp)     “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(qq)     “Subsidiary” means a “subsidiary corporation” with respect to the Company or the Bank, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan.

(a)     Basic Limitation. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall not exceed five hundred thousand (500,000) Shares, all of which may be subject to Incentive Stock Option treatment. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

(b)     Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan.

Appendix A

(c)     Share Reserve. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Shares subject to performance awards with target and maximum payout levels shall be reserved at the maximum levels.

(d)     Shares under Plans of Acquired Companies. Shares issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 3(a) hereof.

4.     Administration of the Plan.

(a)     Procedure.

(i)     Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)     Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted under this Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Outside Directors.

(iii)     Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)     Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Law.

(v)     Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)     Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)     to determine the Fair Market Value of Awards;

(ii)     to select the Service Providers to whom Awards may be granted hereunder;

(iii)     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)     to approve the forms of Award Agreement for use under the Plan;

Appendix A

(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any non-competition restrictions, and any other restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)     to reduce, with or without Participant consent, the exercise price of any Award to the then Fair Market Value (or higher value) if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii)     to institute an Exchange Program;

(viii)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans;

(ix)     to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld, or such higher limit if applicable under accounting rules without triggering liability classification. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participants to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)     to amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(xi)     to include a provision whereby the Participant may elect at any time while a Service Provider to exercise any part or all of the Option prior to full vesting of the Option, and any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Bank or the Company or to any other restriction the Administrator determines to be appropriate;

(xii)     to correct administrative errors;

(xiii)     to construe and interpret the terms of the Plan and Award granted pursuant to the Plan;

Appendix A

(xiv)     to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xv)     to determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xvi)     to determine whether Awards shall be adjusted for Dividend Equivalents;

(xvii)     to create Other Stock-Based Awards for issuance under the Plan;

(xviii)     to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xix)     to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xx)     to establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

(xxi)     to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

(c)     Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Bank to execute on behalf of the Company and/or the Bank any instrument required to effect an Award previously granted by the Administrator.

(d)     Effect of Administrator’s Decision. All decisions, determinations, actions and interpretations of the Administrator shall be final, conclusive and binding on all persons having an interest in the Plan.

Appendix A

(e)     Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or Employees of the Company or the Bank, members of the Board and any officers or Employees of the Company to whom authority to act for the Board, the Administrator or the Company or the Bank is delegated shall be defended and indemnified by the Company or the Bank to the extent permitted by law. Such indemnification shall cover all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding. Notwithstanding the foregoing, such indemnification shall not include any matters to which it shall be adjudged in the claim, investigation, action, suit or proceeding that the subject person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company or the Bank, in writing, the opportunity at the Company’s or the Bank’s expense to defend the same.

5.     Eligibility.

(a)     General Rule. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)     Shareholder with Ten-Percent Holdings. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least one hundred ten percent (110%) of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. For purposes of this Section 5(b), in determining ownership of securities, the attribution rules of Section 424(d) of the Code shall apply.

6.     Limitations for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds U.S. $100,000 (or such higher annual limit as may be set by the Code for Incentive Stock Options), such Options with respect to such Shares exceeding such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant.

7.     Options.

(a)     Term of Option. The Award Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5(b) hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

Appendix A

(b)     Exercise Price. Each Award Agreement shall specify the exercise price. The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the preceding sentence, the exercise price under any Option shall be determined by the Administrator in its sole discretion. The exercise price shall be payable in accordance with Section 7(d) hereof and the applicable Award Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 5(b), in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an exercise price other than as required by the foregoing and Section 5(b).

(c)     Exercisability. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(d)     Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.

(i)     General Rule. The entire exercise price for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 7(d).

(ii)     Services Rendered. At the sole discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Parent or Subsidiary prior to the Award.

(iii)     Net Exercise. At the sole discretion of the Administrator, consideration may be paid in the form of a “net exercise,” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(iv)     Other Forms of Consideration. At the sole discretion of the Administrator, all or a portion of the exercise price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law, including through the tender of other Shares with a Fair Market Value equal to the exercise price per Share.

(e)     Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Award Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

Appendix A

(i)     An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (B) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 7(d) hereof and permitted by the Award Agreement.

(ii)     Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

(iii)     Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(f)     Termination of Service (other than by death).

(i)     Except to the extent an Award Agreement provides otherwise, if a Participant ceases to be a Service Provider for any reason other than death, then the Participant’s Options shall expire on the earlier of:

(A)     The expiration date determined by Section 7(a) hereof;

(B)     The ninetieth (90th) day following the termination of the Participant’s relationship as a Service Provider for any reason other than Disability or Cause, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the ninetieth (90th) day following the termination of the Participant’s relationship as an Employee for any reason other than Disability or Cause shall be treated as an Incentive Stock Option;

(C)     The last day of the twelve (12) month period following the termination of the Participant’s relationship as a Service Provider by reason of Disability, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the last day of the twelve (12) month period following the termination of the Participant’s relationship as an Employee shall be treated as an Incentive Stock Option; or

(D)     The Participant’s date of the termination as a Service Provider if such termination is for Cause.

Appendix A

(ii)     Following the termination of the Participant’s relationship as a Service Provider, the Participant may exercise all or any part of the Participant’s Option at any time before the expiration of the Option as set forth in Section 7(f)(i) hereof, but only to the extent that the Option was vested and exercisable as of the date of termination of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

(iii)     In the event that the Participant dies after the termination of the Participant’s relationship as a Service Provider but before the expiration of the Participant’s Option as set forth in Section 7(f)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

(g)     Death of Participant.

(i)      If a Participant dies while a Service Provider, then the Participant’s Option shall expire on the earlier of the following dates:

(A)      The expiration date determined by Section 7(a) hereof; or

(B)     The last day of the twelve (12) month period following the Participant’s death, or such later date as the Administrator may determine and specify in the Award Agreement.

(ii)     All or part of the Participant’s Option may be exercised at any time before the expiration of the Option as set forth in Section 7(g)(i) hereof by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s death or had become vested and exercisable as a result of the death. Any remaining Options that are unvested as of the date of the Participant’s death, or that did not become vested and exercisable as a result of the Participant’s death, shall be immediately forfeited upon the Participant’s death. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

Appendix A

8.     Restricted Stock.

(a)     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b)     Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

(c)     Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d)     Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e)     Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f)     Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

9.      Stock Appreciation Rights

(a)     Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

(b)     SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)     Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(f) and 7(g) shall also apply to SARs.

Appendix A

(d)     Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)     The number of Shares with respect to which the SAR is exercised.

(iii)     At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10.      Performance Units and Performance Shares.

(a)     Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b)     Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)     Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d)     Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e)     Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

Appendix A

(f)     Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

11.      Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Administrator

12.     Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

13.     Leaves of Absence. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

14.     Nontransferability of Awards. Unless otherwise determined by the Administrator and provided in the applicable Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment, or similar process. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Awards may be exercised during the lifetime of the Participant only by the Participant.

Appendix A

15.     Adjustments; Dissolution or Liquidation; Change in Control.

(a)     Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)     Change in Control. This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement. Upon a Change in Control, it is intended that all outstanding Awards under the Plan will be assumed or replaced by the acquirer, and if the acquirer chooses to not assume or replace such Awards, then all outstanding Awards under the Plan shall automatically vest immediately prior to a Change in Control. The Administrator shall have the sole and unilateral authority, exercisable either in advance of any actual or anticipated Change in Control or at the time of an actual Change in Control, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Change in Control, on such terms and conditions as the Administrator may specify. Additionally, the Administrator shall have the sole and unilateral authority to effectuate the automatic cashout and termination of one or more Awards immediately prior to the Change in Control and without regard to whether the Participant consents to such cashout, provided the payment to the Participant is at the price the Participant would have received had he or she been a shareholder at the time of such Change in Control, and if such Award is an Option or a SAR, such cashout being equal to the positive “spread” (if any) between the price per Share provided in the Change in Control and the Exercise Price per Share (or if a SAR, the Exercise Price per Share as of the Date of Grant), multiplied by the number of Optioned Shares (or if a SAR, the number of underlying units). For avoidance of doubt, if an Award is an Option or a SAR and no positive spread exists pursuant to the foregoing, then such cashout of the Award shall be effectuated with no cash payment to the Participant holding such an Award.

Appendix A

(d)     Reservation of Rights. Except as provided in this Section 15 and in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares. The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

16.     Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the Service Provider becomes an Employee. Notice of the determination shall be provided to each participant within reasonable time after the date of such grant.

17.     Board and Shareholder Approval; Term of Plan.

(a)     Approval by Shareholders. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval by shareholders of the Company shall be obtained in the degree and manner required under Applicable Law.

(b)     Term of the Plan. Subject to approval by shareholders of the Company in accordance with Section 17(a) hereof, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17(a) hereof. In the event that the shareholders of the Company fail to approve the Plan within twelve (12) months prior to or after its adoption by the Board, any Options that have been granted and any Shares that have been awarded or purchased under the Plan shall be rescinded, and no additional Options shall be granted thereafter. Unless sooner terminated under Section 18 hereof, the Plan shall continue in effect until the date that all Shares issuable under the Plan have been purchased or acquired in accordance with the Plan; provided, however, that in no event may any Options be granted under the Plan more than ten (10) years after the earlier of the date on which the Plan is adopted by the Board or the date on which the Plan is approved by the shareholders of the Company.

18.     Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan. Notwithstanding the foregoing, the Board shall obtain approval of the shareholders of any Plan amendment if required by Applicable Law.

(b)     Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, or anything in the Plan to the contrary, the Administrator shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.

Appendix A

19.     Conditions upon issuance of shares.

(a)     Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company or the Bank pursuant to the Plan, neither the Company nor the Bank shall be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)     Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time any such exercise or receipt that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares if, in the opinion of counsel for the Company, such representation is required.

(c)     Taxes. No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements as the Administrator may require for the satisfaction of any U.S. federal, state, local or non-U.S. income and employment tax withholding obligations, including without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award, or such higher withholding limit if applicable under accounting rules without triggering liability classification. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company or the Bank shall have the right to withhold taxes from any compensation or other amounts that the Bank may owe to the Participant, or to require the Participant to pay to the Company or the Bank the amount of any taxes that the Company or the Bank may be required to withhold with respect to the Shares issued to the Participant.

Appendix A

20.     Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.     No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Bank or the Company for any period of specific duration or interfere in any way with his or her right or the right of the Bank or the Company (or any Parent or Subsidiary employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate such relationship at any time, with or without cause, and with or without notice.

23.     Unfunded Obligation. This Section 23 shall only apply to Awards that are not settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Parent or Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24.     No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

25.     No Stockholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

26.     Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

27.     Governing Law. The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Louisiana, without regard to choice of law principles that direct the application of the laws of another state.

Appendix A

28.     Minimum Regulatory Capital Requirements. Notwithstanding any provision of this Plan or any agreement to the contrary, Awards granted under the Plan will expire or be forfeited, to the extent not exercised or settled, within forty-five (45) days following the receipt of notice from the Company’s and/or the Bank’s primary federal or state regulator (“Regulator”) that (i) the Company and/or the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of the Awards. Upon receipt of such notice from the Regulator, the Company and/or the Bank will promptly notify each Participant that such Awards have become fully exercisable and vested to the full extent of the grant and that the Participant must exercise the Award or the Award must be settled, as applicable, prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or the Participant will forfeit such Awards. In case of forfeiture, no Participant will have a cause of action, of any kind or nature, with respect to the forfeiture against the Company, the Bank or any Parent or Subsidiary. None of the Company, the Bank, or any Parent or Subsidiary will be liable to any Participant due to the failure or inability of the Company and/or the Bank to provide adequate notice to the Participant.

29.     Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a)     Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service.

(b)     In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c)     In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

30.     Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

31.     Compensation Recoupment. All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other “clawback” provision required by Applicable Law or the listing standards of any applicable stock exchange or national market system.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Plan on this the 29th day of June, 2017.

BUSINESS FIRST BANCSHARES, INC.

By:
David R. Melville III
President and Chief Executive Officer

BUSINESS FIRST BANCSHARES

VOTE

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2022 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 - 4.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Drew C. Brees	☐	☐	☐	02 - James J. Buquet, III	☐	☐	☐	03 - Carol M. Calkins	☐	☐	☐
04 - Ricky D. Day	☐	☐	☐	05 - John P. Ducrest	☐	☐	☐	06 - Mark P. Folse	☐	☐	☐
07 - Robert S. Greer, Jr.	☐	☐	☐	08 - J. Vernon Johnson	☐	☐	☐	09 - Rolfe H. McCollister, Jr.	☐	☐	☐
10 - Andrew D. McLindon	☐	☐	☐	11 - David R. Melville, III	☐	☐	☐	12 - Patrick E. Mockler	☐	☐	☐
13 - David A. Montgomery, Jr.	☐	☐	☐	14 - Arthur J. Price	☐	☐	☐	15 - Kenneth Wm. Smith	☐	☐	☐
16 - Keith A. Tillage	☐	☐	☐	17 - Steven G. White	☐	☐	☐				

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2022 Annual Meeting Admission Ticket
2022 Annual Meeting of Business First Bancshares, Inc. Shareholders

The 2022 Annual Meeting of Shareholders of Business First Bancshares, Inc. Shareholders will be held on Thursday, June 23, 2022 at 8:00 a.m. Central Time, both virtually via the Internet at www.meetnow.global/MFA9M9P and in person at 500 Laurel Street, Suite 101, Baton Rouge, Louisiana.

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Business First Bancshares, Inc.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 23, 2022

David R. Melville, III and Robert S. Greer, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Business First Bancshares, Inc. to be held on June 23, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR Proposals 2 - 4.

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